UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Aramark

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Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

2022 Annual Meeting of Shareholders Tuesday, February 1, 2022 at 10:00 AM EST Meeting live via: www.virtualshareholdermeeting.com/ARMK2022

A Message from Our Chief Executive Officer

To Our Shareholders,

I write to you having come through a second once-in-a-career year, another year that tested the mettle of people, businesses, and organizations of every kind. What looked like an approaching end to the pandemic in the spring and summer quickly turned into another set of challenges, and now, more than 21 months in, there is both continuing reason for hope and an acute awareness of what this unprecedented time has cost us all.

Here at Aramark, we have remained focused on the things that remain in our control. Even amidst all the uncertainty, the complex operating environment, and every new challenge the year brought us, we set aggressive goals and achieved some remarkable things, including record levels of Net New Businessi. The team we have assembled in the past two years has been committed to a complete transformation of our culture, one that places us in a position to win and further increase performance levels across the business. We are today more responsive than ever, more aligned with our clients, more oriented around a customer service model, and more committed to the safety of our people and everyone we serve.

Our teams across the globe are committed to “Reach for Remarkable” for all of our stakeholders, and driven by service, innovation, and a target of balanced, profitable growth.

Fiscal 2021 Review

Our focused efforts have yielded strong results. Among the measures we took this year:

•	Adding senior leadership talent and making organizational changes to significantly bolster our industry expertise and internal cultural evolution;

•	Strengthening client and supplier relationships;

•	Investing in growth-oriented areas of the business;

•	Enhancing sales training and development programs; and

•	Further aligning compensation with our strategic objectives by including Net New Business as 40% of our organizational bonus-incentive plan.

We attribute our strong fiscal 2021 Net New Business performance to the ownership mindset we are cultivating, our ongoing focus on innovation, and the breadth of our capabilities.

Annualized Gross New Business is only part of the story, but it represents the highest total since our IPO in 2013, and equals 7.7% of pre-COVID, fiscal 2019 revenues. Our robust performance in sales led to wins totaling more than $1.2 billion on an annualized basis, and we saw broad-based success across lines of business, geographies, and client size. They were led by particularly strong contributions from the Education and Facilities & Other sectors within Food and Support Services United States (FSS United States) segment. Specifically, in our largest business, Higher Education, we added a record number of new clients, including five Historically Black Colleges and Universities, further strengthening that portfolio.

In the U.S., average annualized revenue for our new business wins was $3.4 million and was comprised of clients of every size. Uniforms added to this performance along with higher growth rates in recurring business, and customer and route density optimization. Their new business wins are reflective of the investments we have made in growing in that segment. Our Food and Support Services International (FSS International) segment continued to experience a steady growth trajectory led by Chile, China, the UK, Canada, and Germany. Across the globe, we won new business in industries such as mining, education, healthcare, and business dining. The work of onboarding our new clients everywhere is ongoing, and we are investing in the process of getting these accounts up and running.

Account retention is just as important to our growth story as new business wins. It reflects our commitment to delivering great service to our customers and value to our clients. We are encouraged to report improved retention rates—up to 95.5% in fiscal 2021, and 150 basis points better than our historical five-year average—but we will not be satisfied with that result. We aspire to higher retention rates, and believe that, with a continued focus on an ownership mentality and hospitality culture, we will achieve them.

The magnitude of new business wins, effectively combined with these improved retention rates, allowed us to achieve record Annualized Net New Business of $505 million, which was more than five times higher than the average of the previous five years. Within FSS United States, no growth in fiscal 2020 and, in fact, little growth over the past seven years, has now given way to a post-IPO record high Annualized Net New Business of nearly $300 million. FSS International increased Annualized Net New Business by 30% over its historical average over the last five years. Each of our business segments increased account retention rates more than 100 basis points over the five-year average led by Uniforms, with an improvement of 180 basis points. Collectively, this level of Annualized Net New Business represents 3.1% of our pre-COVID, fiscal 2019 level of revenues. If we continue at this level of net new business and return to our more normal base business growth—typically 1% to 2%—we will be well on our way to our mid-single-digit growth goals.

I believe these results tell of a company that has weathered a storm and found ways to thrive during unprecedented challenges, a company ready to face the coming year. But the financial results only tell part of our story. Aramark is a not a food company, or a facilities company, or a uniform company: We are a people company. And it is our people who are at the center of every accomplishment and everything we’re proud of. The company we want to be is one that reflects the clients and consumers we serve, and that promotes diversity, equity, and inclusion at every level. One-third of our Board of Directors is diverse, and over half of our Executive Leadership Team is female.

We have made clear our obligation not only to our people and our communities, but to our planet as well. In January of 2020, we committed to reducing our greenhouse gas emissions (GHGs) by 15 percent from the previous year’s baseline number, by the end of 2025. We’re now taking this one step further, and are committing to set enterprise-wide, science-based targets to reduce our GHGs, in line with the Science Based Targets initiative (SBTi). We have also pledged that within two years we will develop our science-based targets in line with the SBTi Net-Zero Standard, to reach net-zero value chain GHGs by no later than 2050.

Navigating Pandemic Pressures

The three primary pressures that continue to define the challenges of the era are the same ones as almost every business faces.

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We have been able to mitigate the effects of industry-wide supply chain disruptions on our clients because we are large and responsive, with resulting menu flexibility and a deep bench of suppliers. We are well positioned to continue to weather this storm with our focus on leveraging spend, optimizing supplier relationships, ensuring availability of in-demand products, and honoring our commitments to sustainability and diverse local suppliers.

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We are also actively monitoring the markets for inflationary pressures and buying opportunities, relying on our use of fixed contract pricing to moderate near-term impacts. Our new field ordering technology is already streamlining our operators’ buying activities and working hand-in-hand with optimized supply chain programs.

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We continue to adapt to a changing labor environment. Our strategies to mitigate labor costs begin with disciplined scheduling protocols and efficient, demand-aligned resource management. We benefit from leveraging our proprietary technology and from our scale. We have a flexible operating model, a full employee base, and when necessary, we can leverage client locations in adjacent geographies.

I also want to commend the community service and passion exhibited by the Aramark teams globally. During our most recent Aramark Building Community Day, thousands of team members led nearly 80 projects in six countries. I am extremely proud of our commitment to making a positive impact on people and planet.

Our teams continued to show up when they were needed, providing services and support no matter where or what the situation called for. In our facilities business, our teams kept spaces clean and safe day in and day out, whether it was in the daily execution of their jobs or during disasters. Our teams in China and Germany responded as we always do to devastating floods in their countries; during the big freeze in Texas, our teams, led by Uniforms, stepped up to get food, water, and supplies to where they were most needed; and our joint venture in Japan served athletes at the Summer Games.

Our work with the United States Department of Agriculture, which oversees nutrition assistance and food distribution programs, helped advance the case for extending the universal free lunch program throughout the pandemic. Thanks to these efforts by our K-12 leadership, we surely contributed to the extension of the program last fall and again this spring.

Where We’re Headed

This coming year is one of great opportunity and great challenge. Businesses and industries continue to grapple with the pandemic and pressures to open and return to normal. We ended fiscal 2021 strong, with 87 percent of pre-COVID levels of businesses opened during our fourth quarter of fiscal 2021, and a continuing recovery underway. We are confident about the coming year.

We will continue to focus on accelerated growth in fiscal 2022, but with a commitment to growth that is sensible, sustainable, and profitable. Our long-term goals are aggressive as well. We set these targets taking a long view of our opportunities. As we improve retention and add new business, we are taking deliberate action to invest in these accounts, and start-up costs are expected to reduce margins in the short term.

Another extraordinary year is already under way, and we enter it with optimism and hope for our continued success. Our team is strong, our goals are ambitious, and together we will reach for remarkable. It takes diligence and drive to execute, and I believe that at every level we have the team to succeed.

Sincerely, John Zillmer

[1]	A definition of Net New Business is included in Annex A.

Notice of 2022 Annual Meeting of Shareholders

DATE AND TIME:

Tuesday, February 1, 2022 at 10:00 am (Eastern Standard Time)

PLACE:

Meeting live via the internet – please visit www.virtualshareholdermeeting.com/ARMK2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on your Notice of Availability of Proxy Materials. You will not be able to attend the 2022 Annual Meeting in person.

ITEMS OF BUSINESS:

PROPOSAL 1.	To elect the 12 director nominees listed in the proxy statement to serve until the 2023 annual meeting of shareholders and until their respective successors have been duly elected and qualified;
PROPOSAL 2.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as Aramark’s independent registered public accounting firm for the fiscal year ending September 30, 2022; and
PROPOSAL 3.	To hold a non-binding advisory vote on executive compensation.

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE:

The Board of Directors has fixed December 8, 2021 as the record date for the meeting. This means that only shareholders as of the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting. A list of these stockholders will be open for examination by any stockholder electronically during the 2022 Annual Meeting at www.virtualshareholdermeeting.com/ARMK2022 when you enter your 16-Digit Control Number.

HOW TO VOTE:

Shareholders of record can vote their shares by using the Internet or the telephone or by attending the meeting and voting online. Instructions for voting by using the Internet or the telephone are set forth in the Notice of Internet Availability that has been provided to you. Shareholders of record who received a paper copy of the proxy materials also may vote their shares by marking their votes on the proxy card provided, signing and dating it, and mailing it in the envelope provided, or by attending the meeting and voting online.

By Order of the Board of Directors,

Harold B. Dichter
Secretary

December 23, 2021

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about December 23, 2021. You should read the entire proxy statement carefully before voting. For more information regarding the Company’s Fiscal 2021 performance, please review Aramark’s Annual Report.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board’s Recommendation
Proposal 1. Election of 12 Director Nominees (page 2)	FOR Each Director Nominee
Proposal 2. Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2022 (page 24)	FOR
Proposal 3. Advisory Approval of Executive Compensation (page 28)	FOR

2022 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Tuesday, February 1, 2022 at 10:00 am EST

Record Date:	December 8, 2021

Place:	Meeting live via the internet – please visit www.virtualshareholdermeeting.com/ARMK2022

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Corporate Governance Matters

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to elect 12 director nominees listed below to serve on the Board for a one-year term. Information about the Board and each director nominee is included in this section.

Voting Recommendation

The Board recommends that you vote “FOR” each director nominee listed below. After consideration of the individual qualifications, skills and experience of each of our director nominees and his or her prior contributions to the Board, if applicable, it believes a Board composed of the 12 director nominees would be well-balanced and effective.

The Board, upon recommendation from the Nominating, Governance and Corporate Responsibility Committee (the “Nominating Committee”), has nominated 12 directors for election at the Annual Meeting. Each of the directors elected at the annual meeting will hold office until the annual meeting of shareholders to be held in 2023 or until his or her successor has been elected and qualified, or until his or her earlier death, resignation, removal or disqualification.

Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the meeting, one or more of the director nominees has become unavailable to serve, shares represented by proxies will be voted for the remaining director nominees and for any substitute director nominee or nominees designated by the Board of Directors, unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve. Proxies cannot be voted for a greater number of persons than the director nominees listed.

The Board of Directors recommends a vote "FOR" each nominee for director

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OVERVIEW OF OUR DIRECTOR NOMINEES

Each of our 12 nominees has extensive leadership experience and relevant expertise and, except for Mr. Keverian and Ms. Lopez, currently serves as a director for the Company. The Board undergoes an annual self-assessment and review to ensure that it has a balanced mix of skills and attributes to best oversee our business.

Director	Age	Background	Current Committee Memberships
Susan M. Cameron	63	Former Chairman and Chief Executive Officer, Reynolds American Inc.	Compensation and Human Resources Nominating, Governance and Corporate Responsibility
Greg Creed	64	Former Chief Executive Officer, Yum! Brands, Inc.	Finance Compensation and Human Resources
Richard W. Dreiling	68	Former Chairman and Chief Executive Officer, Dollar General Corporation	Compensation and Human Resources Nominating, Governance and Corporate Responsibility
Daniel J. Heinrich	65	Former Executive Vice President and Chief Financial Officer, The Clorox Company	Audit Finance
Bridgette P. Heller	60	Founder and Chief Executive Officer, The Shirley Procter Puller Foundation	Finance Nominating, Governance and Corporate Responsibility
Paul C. Hilal	55	Founder and Chief Executive Officer, Mantle Ridge LP	Compensation and Human Resources Nominating, Governance and Corporate Responsibility
Kenneth M. Keverian	64	Former Chief Strategy Officer, IBM Corporation	New Director Nominee
Karen M. King	65	Former Executive Vice President, Chief Field Officer, McDonald’s Corp.	Audit Finance
Patricia E. Lopez	60	Former Chief Executive Officer, High Ridge Brands Co.	New Director Nominee
Stephen I. Sadove	70	Former Chairman and Chief Executive Officer, Saks Incorporated	Compensation and Human Resources Nominating, Governance and Corporate Responsibility
Arthur B. Winkleblack	64	Former Executive Vice President and Chief Financial Officer, H.J. Heinz Company	Audit Nominating, Governance and Corporate Responsibility
John J. Zillmer	66	Chief Executive Officer, Aramark	None

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DIRECTOR NOMINEES

The following information describes certain information regarding our director nominees as of December 8, 2021.

Director Nominee Composition

TENURE 9 0-3 years 1 4-6 years 2 7+ years 3.1 yrs. Average Tenure DIVERSITY 33% Diversity 4 Women / 2 Racially/Ethnically Diverse

Director Nominee Skills, Experience, and Background

The Board regularly reviews the skills, experience, and background that it believes are desirable to be represented on the Board and, in conjunction with the Board’s refreshment process described below, has recently re-evaluated these skills and qualifications to better align with the Company’s strategic vision, and business and operations. The following is a description of some of these skills, experience, and background:

Strategy Development Experience driving strategic direction and growth of an organization ARMK and Related Industry Experience Knowledge of or experience in one or more of the Company's specific industries (e.g., food, facilities management, and uniform services) Accounting & Finance Experience or expertise in financial accounting and reporting or the financial management of a major organization C-Suite Leadership Experience serving in a senior leadership role of a major organization (e.g., Chief Financial Officer, General Counsel, President, or Division Head) CEO Leadership Experience serving as the Chief Executive Officer of a major organization Compensation, Human Resources & Culture Experience or expertise in human resources and fostering organizational goals, values and behaviors Supply Chain Experience in the large-scale procurement and distribution of goods for an enterprise Disruptive Risk and Innovation Experience or expertise in preparing for and responding to natural or man made business disruptions Public Company Board Service Experience as a board member of another publicly-traded company Corporate Finance & Capital Markets Experience in capital structure strategy, corporate debt, capital market transactions, private equity or investment banking IT & Cyber Security Experience or expertise in information technology or the use of digital media or technology to facilitate business objectives International Operations Experience doing business internationally Traditional and Digital Marketing & sales Experience in creating, communicating and delivering offerings of goods and services for customers and clients through either traditional or digital means M&A and Business Development Experience and involvement with significant mergers and acquisitions

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The following is a summary of some of the skills, experience, and background that our director nominees bring to the Board:

SKILLS, EXPERIENCE AND BACKGROUND STRATEGY DEVELOPMENT 100% DISRUPTIVE RISK AND INNOVATION 58% CEO LEADERSHIP 50% TRADITIONAL AND DIGITAL MARKETING & SALES 75% M&A AND BUSINESS DEVELOPMENT 83% ARMK AND RELATED INDUSTRY BACKGROUND 67% PUBLIC COMPANY BOARD SERVICE 83% ACCOUNTING & FINANCE 75% IT & CYBER SECURITY 58% INTERNATIONAL OPERATIONS 83% SUPPLY CHAIN 67% C-SUITE LEADERSHIP 92% COMPENSATION, HUMAN RESOURCES & CULTURE 92% CORPORATE FINANCE & CAPITAL MARKETS 50% 12 Director Nominees

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CORPORATE GOVERNANCE

Agreement with Mantle Ridge

On October 6, 2019, the Company entered into a Stewardship Framework Agreement (as amended, the “Stewardship Framework Agreement”) with MR BridgeStone Advisor LLC (“Mantle Ridge”), on behalf of itself and its affiliated funds (such funds, together with Mantle Ridge, collectively, the “Mantle Ridge Group”), which have a combined beneficial ownership interest in approximately 9.6% of the Company’s outstanding shares of common stock and an additional economic interest of approximately 10%. Pursuant to the Stewardship Framework Agreement, each of Messrs. Zillmer, Hilal and Winkleblack and Mses. Cameron and King were elected to the Board, and it was agreed that Mr. Creed would be nominated to the Board at the next annual meeting. Messrs. Zillmer, Hilal, Creed and Winkleblack and Mses. Cameron and King were then nominated for election to the Board and elected at the 2020 Annual Meeting. This group was then elected to the Board at the 2021 Annual Meeting. Pursuant to the Stewardship Framework Agreement, Mr. Hilal was also appointed Vice Chairman of the Board.

Pursuant to the Stewardship Framework Agreement, the Company had agreed to limit the size of the Board to eleven directors until October 6, 2022 and has agreed to permit Mr. Hilal to designate himself or another individual to be appointed to the Board during the term of the Stewardship Framework Agreement. On December 14, 2020 the Company and Mantle Ridge amended the Stewardship Framework Agreement to increase the limit on the size of the Board prior to October 6, 2022 to twelve directors; provided that if at any time prior to October 6, 2022, any director (other than Mr. Hilal or his designee) ceased to serve on the Board, then the limit would again be eleven directors. Mr. Darden retired from the Board in July 2021. On December 15, 2021, Mantle Ridge waived that limitation under the Stewardship Framework Agreement.

Board Structure and Leadership

The Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and four standing committees: the Audit Committee, the Compensation and Human Resources Committee (the “Compensation Committee”), the Nominating, Governance and Corporate Responsibility Committee (the “Nominating Committee”) and the Finance Committee. The Board is currently led by Mr. Sadove, our Chairman and Mr. Hilal, our Vice Chairman.

The Board, upon the recommendation of the Nominating Committee, has determined that, at this time, having a separate Chairman and Chief Executive Officer is the best board organization for Aramark. Eleven of the twelve Board nominees, if elected, will be independent directors. The Board’s committees are composed solely of, and chaired by, independent directors. Our independent directors meet at each regularly scheduled Board meeting in separate executive sessions, without Mr. Zillmer present, chaired by the Chairman.

Aramark’s strong Board, with an independent Chairman and Vice Chairman and independent committee chairs, ensures that the Board, and not the Chief Executive Officer alone, determines the Board’s areas of focus.

Ms. Esteves is not standing for election at the Annual Meeting.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.aramark.com), the Board will consider all relevant facts and circumstances in making an independence determination. Our Corporate Governance Guidelines provide that none of the following relationships will disqualify any director or nominee from being considered “independent” and such relationships will be deemed to be an immaterial relationship with Aramark:

•	A director’s or a director’s immediate family member’s ownership of five percent or less of the equity of an organization that has a relationship with Aramark;

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A director’s service as an executive officer or director of or employment by, or a director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from Aramark for property or services in an amount which, in any fiscal year, is less than the greater of $1 million or two percent of such other company’s consolidated gross revenues; or

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A director’s service as an executive officer of a charitable organization that received annual contributions from Aramark and its Foundation that have not exceeded the greater of $1 million or two percent of the charitable organization’s annual gross revenues (Aramark’s automatic matching of employee contributions will not be included in the amount of Aramark’s contributions for this purpose).

The policy of the Board is to review the independence of all directors at least annually. The Nominating Committee undertook its annual review of director independence and made a recommendation to the Board of Directors regarding director independence. In making its independence determinations, the Nominating Committee and the Board considered various transactions and relationships between Aramark and the directors or nominees or between Aramark and certain entities affiliated with a director or nominee. As a result of this review, the Board affirmatively determined that each of Messrs. Creed, Dreiling, Heinrich, Hilal, Keverian, Sadove and Winkleblack, and Mses. Cameron, Esteves, Heller, Lopez and King is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards. In addition, at the committee level, the Board has also determined that each member of the Audit Committee is “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each member of the Compensation Committee is independent for purposes of applicable NYSE standards.

Board Assessment

The Board is focused on enhancing its performance through a rigorous assessment process of the effectiveness of the Board and its committees in order to increase shareholder value. We have designed our Board evaluation process to solicit input and perspective from all of our directors on various matters, including:

•	the effectiveness of the Board and its operations;

•	the Board’s leadership structure;

•	board composition, including the directors’ capabilities, experiences and knowledge;

•	the quality of Board interactions; and

•	the effectiveness of the Board’s committees.

As set forth in its charter, the Nominating Committee oversees the Board and committee evaluation process. Annually, the Nominating Committee determines the appropriate form of evaluation and consider the design of the process to ensure it is both meaningful and effective. In 2017, the Board initially engaged an independent third party to assist with the evaluation of the Board and the Audit, Compensation, Nominating and Finance Committees and intends to do so in the future from time to time. In 2020, the Board conducted a self-evaluation process that involved each director responding to a survey distributed to the Board with respect to the Board and members of each committee responding to a survey with respect to each committee. In 2021, the Board engaged an independent third party to assist in the evaluation of the Board and the Committee. The results of this process were reviewed by the Chairman of the Nominating Committee and presented to the full Board by the independent third party.

Board Committees and Meetings

The Board held 12 meetings during fiscal 2021. During fiscal 2021, each director other than Mr. Darden attended at least 75% of the aggregate of all Board meetings and all meetings of committees on which he or she served, in each case with respect to the portion of fiscal 2021 that they each served. All Aramark directors standing for election are expected to attend the annual meeting of shareholders. All of the directors attended the 2021 Annual Meeting.

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Each of our four standing committees operates under a written charter approved by the Board. The charters of each of our standing committees are available in the Investor Relations section of our website at www.aramark.com.

The current composition of each Board committee is set forth below:

Director	Audit Committee*	Compensation Committee	Finance Committee	Nominating Committee

John J. Zillmer

Susan M. Cameron		Chair		X

Greg Creed		X	X

Richard W. Dreiling		X		X

Irene M. Esteves	X#@		Chair

Bridgette P. Heller			X	X

Daniel J. Heinrich	Chair#		X

Paul C. Hilal, Vice Chairman		X		X

Karen M. King	X		X

Stephen I. Sadove, Chairman		X		X

Arthur B. Winkleblack	X#			Chair

Meetings in fiscal 2021	7	8	6	6

*	All members of the Audit Committee are financially literate within the meaning of the NYSE listing standards
#	Qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K
@

Ms. Esteves currently serves on the audit committee of four other public companies. The Board has determined that the simultaneous service by Ms. Esteves on the audit committee of four additional public companies would not impair her ability to effectively serve on the Audit Committee.

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Committee	Responsibilities

Audit Committee

•  Prepares the audit committee report required by the U.S. Securities and Exchange Commission (the “SEC”) to be included in our proxy statement

•  Assists the Board in overseeing and monitoring the quality and integrity of our financial statements

•  Oversees the Company’s management of enterprise risk and monitors our compliance with legal and regulatory requirements

•  Oversees the work of the internal auditors and the qualifications, independence, and performance of our independent registered public accounting firm

Compensation and Human Resources Committee

•  Sets our compensation program and compensation of our executive officers and recommends the compensation program for our directors

•  Monitors our incentive and equity-based compensation plans and reviews our contribution policy and practices for our retirement benefit plans

•  Prepares the compensation committee report required to be included in our proxy statement and annual report under the rules and regulations of the SEC

• Oversees Human Capital Management

Nominating, Governance and Corporate Responsibility Committee

•  Identifies individuals qualified to become new members of the Board, consistent with criteria approved by the Board of Directors

•  Reviews the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of shareholders

•  Identifies Board members qualified to fill vacancies on any Board committee and recommends that the Board appoint the identified member or members to the applicable committee

•  Reviews and recommends to the Board applicable corporate governance guidelines

•  Oversees the evaluation of the Board and handles such other matters that are specifically delegated to the Committee by the Board from time to time

• Oversees the Company’s Environmental, Social and Governance activities

Finance Committee

•  Reviews our long-term business and financial strategies and plans

•  Reviews with management and recommends to the Board our overall financial plans, including operating budget, capital expenditures, acquisitions and divestitures, securities issuances, incurrences of debt and the performance of our retirement benefit plans and recommends to the Board specific transactions involving these matters

•  Approves certain financial commitments and acquisitions and divestitures by the Company up to specified levels

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Oversight of Risk Management

Aramark’s management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of Aramark’s risk management.

Our Audit Committee periodically reviews our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. In addition, our Audit Committee reviews risks related to compliance with ethical standards, including our Business Conduct Policy, the Company’s approach to enterprise risk management and operational risks, including those related to information security and system disruption. With respect to cybersecurity, the Audit Committee monitors Aramark’s cybersecurity risk profile, receives periodic updates from management on all matters related to cybersecurity and reports out to the full Board. Through its regular meetings with management, including the accounting, finance, legal, information technology and internal audit functions, our Audit Committee reviews and discusses the risks related to its areas of oversight and reports to the Board with regard to its review. Our Finance Committee focuses on financial risks associated with the Company’s capital structure and acquisitions and divestitures that the Company is considering. Our Compensation Committee oversees compensation-related risk management, as discussed further in this proxy statement under “Compensation Matters-Compensation Discussion and Analysis-Compensation Risk Disclosure.” Our Nominating Committee oversees risks associated with board structure and other corporate governance policies and practices. Our Finance, Compensation and Nominating Committees also regularly report their findings to the Board.

Our Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit, the Compensation, the Nominating and the Finance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. In addition, the Board receives periodic detailed operating performance reviews from management. Our Vice President of Internal Audit reports functionally and administratively to our Chief Financial Officer and directly to the Audit Committee. We believe that the leadership structure of the Board provides appropriate risk oversight of our activities.

Environmental Social Governance (ESG)

Board and Management Oversight

The Nominating, Governance and Corporate Responsibility Committee and the Board generally oversee Aramark’s environmental, social and governance (ESG) goals and objectives, and support implementation of the Company’s ESG priorities. An important element of this is Aramark’s Be Well. Do Well. sustainability plan, which accelerates the Company’s sustainability efforts and centers on positively impacting both people and planet. The Chief Diversity & Sustainability Officer and other members of management report directly to the Nominating Committee at least twice per year and to the Board once per year regarding key recommendations, progress and outcomes related to our ESG Goals.

Execution of Aramark’s ESG strategy is overseen by Aramark’s executive leadership team. Aramark’s ESG Steering Committee, including executive leaders from enterprise business and functional teams who report to the CEO, are responsible for setting direction and driving accountability as we address material issues, work with key stakeholders, and measure and report our progress.

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Reporting to the ESG Steering Committee, Aramark’s ESG Operating Committee, a global cross-functional team, is responsible for implementing our Be Well. Do Well. plan, accelerating our initiatives, identifying significant emerging issues and driving measurable progress. Issue-specific teams, like the Climate Working Group, focus on key sub-issues. Together, our teams work to better anticipate future challenges and opportunities and identify innovative ideas to drive continual performance improvements.

LEADERS Executive Leadership Team (CEO direct reports) OWNERS ESG Steering Committee Cross functional executive leadership team responsible for championing the case and ensuring accountability to implement and communicate Aramarks Sustainability Plan. IMPLEMENTORS ESG Operating Committee Global cross functional team across services and sectors responsible for implementing sustainability goals and objectives, tracking KPI progress, supporting public reporting and communications, and providing subject matter expertise. WORKING GROUPS Issue Specify Cross Functional Teams (e.g. Be Well, Do Well, Impact Report, Climate, Single Use Plastics) BOARD OF DIRECTORS Nominating, Governance and Corporate Responsibility Committee

Sustainability Begins with Integrity

Our commitment to making a positive impact on people and planet, to doing the right thing always, begins with integrity. We are committed to conducting business according to the highest ethical standards and in compliance with the law. Our Business Conduct Policy details our commitment to operating ethically and transparently. It explains the basic rules and principles that apply to every Aramark team member. Annual training addresses anti-corruption, human rights and the workplace environment, accurate books and records, privacy and confidentiality, and safety, as well as how to report potential Business Conduct Policy violations.

Priorities and Goals

Be Well. Do Well. accelerates our sustainability efforts and aligns with our vision for our future around two specific goals. Our first goal is to enable equity and wellbeing for millions of people, including our employees, consumers, communities, and people in our supply chain. Our second goal is focused on the planet and our climate impact: to reduce our greenhouse gas (GHG) emissions in the U.S. 15% by 2025. Our goals are aligned with the United Nations Sustainable Development Goals and these goals convey our priorities and ambitions, focus our efforts and inspire our organization. Our approach is to foster growth and longevity and to create long-term stakeholder value by considering every dimension of how our Company operates – ethical, economic, and environmental. Through this plan, we strive to contribute to bettering our world by making a positive impact on people and the planet.

Each goal is supported by priorities that are integrated with our business objectives. Our priorities include commitments to engage our employees; empower healthy consumers; support local communities; source ethically and inclusively; source responsibly; operate efficiently; minimize food waste; and reduce packaging. We have identified key performance indicators and internal targets tied to our business objectives to drive outcomes against these priorities.

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Be Well. Do Well. PEOPLE ENABLING EQUITY AND WELLBEING OF MILLIONS PLANET REDUCE GREENHOUSE GAS EMISSIONS

We are proud of the progress we made in fiscal 2021, including:

• Under the leadership of the Executive Diversity Council, we focused our Diversity, Equity and Inclusion efforts on attracting and recruiting diverse talent, growing and developing our people, and ensuring a culture of accountability. We’re proud that membership in our Employee Resource Groups (ERGs) has increased by more than 25 percent in the past six months, and the ERGs have held over 122 events or engagement activities in the past year.

• We evaluated and strengthened the targets and key performance indicators driving our goal of reducing greenhouse gas emissions 15% by 2025. In November 2021, we raised our ambition level on climate by committing to set enterprise-wide science-based targets to reduce greenhouse gas (GHG) emissions, in line with the Science-Based Targets initiative’s (SBTi) new Net-Zero Standard.

• We collaborated with BSR on a materiality assessment to validate and refine our sustainability priorities. The process, involving internal and external stakeholders, helped us to better understand our company’s most important ESG topics, especially the key areas of overlap between business success and importance to stakeholders. The resulting matrix is in line with the focus areas of Be Well. Do Well. and the UN SDGs we prioritize. The insights and findings from this assessment will inform our strategy as it continues to evolve going forward.

Public Reporting

On our journey of continuous improvement, we are committed to expanding public reporting on our Be Well. Do Well. plan, building greater awareness among our employees, consumers, clients, partners and investors. Aramark has been reporting to CDP (formerly Carbon Disclosure Project), a global non-profit that runs the world’s leading environmental disclosure platform, for more than 10 years and has made its CDP Climate and Forestry responses publicly available since 2020. Our 2021 Be Well. Do Well. Impact Report, to be released in January 2022, will report on our ESG commitments and goals. Key Performance Indicators (KPIs) measure our progress towards these goals and guide transparent public reporting on ESG issues. They align with multiple reporting frameworks and standards, including the Sustainability Accounting Standards Board (SASB), the Global Reporting Initiative (GRI), and the Task Force on Climate-Related Financial Disclosures (TCFD). They are also informed by the United Nations Sustainable Development Goals (UN SDGs).

Management Succession Planning

The Board’s responsibilities include succession planning for the Chief Executive Officer and other executive officer positions. The Compensation Committee oversees the development and implementation of our succession plans. At least once annually, the Chief Executive Officer provides the Board with an assessment of senior managers and their potential to succeed to the position of Chief Executive Officer. This assessment is developed in consultation with the Chairman and the Chair of the Compensation Committee. The Compensation Committee is also responsible for follow-up actions with respect to succession planning as may be delegated by the Board from time to time. High potential executives meet regularly with the members of the Board.

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Executive Sessions

From time to time, and, consistent with our Corporate Governance Guidelines, at least at its regularly quarterly meetings, the Board meets in executive session without members of management present. The Chairman presides at these executive sessions.

Code of Conduct

Our Business Conduct Policy, which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, is available on the Investor Relations section of our website at www.aramark.com. Our Business Conduct Policy contains a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

Committee Charters and Corporate Governance Guidelines

The charters of the Compensation Committee, the Nominating Committee, the Audit Committee and the Finance Committee and our Corporate Governance Guidelines are available under the Investor Relations section of our website at www.aramark.com. Please note that all references to our website in this Proxy Statement are intended to be inactive textual references only.

Copies of our Business Conduct Policy, the charters of the Compensation Committee, the Nominating Committee, the Audit Committee and the Finance Committee and our Corporate Governance Guidelines also are available at no cost to any shareholder who requests them by writing or telephoning us at the following address or telephone number:

Aramark

2400 Market Street

Philadelphia, PA 19103

Attention: Investor Relations

Telephone: (215) 409-7287

Director Nomination Process

The Nominating Committee does not set specific, minimum qualifications that directors must meet in order for the Nominating Committee to recommend them to the Board. Rather, it believes that directors and director candidates should be evaluated based on their individual merits, taking into account Aramark’s needs and the composition of the Board. In nominating a slate of directors, the Nominating Committee’s objective is to select individuals with skills and experience that can be of assistance in operating our business and providing effective oversight of the Company’s strategy and management. The Nominating Committee will consider candidates recommended by shareholders and all candidates are evaluated in the same manner regardless of who recommended such candidate for nomination. When reviewing the qualifications of potential director candidates, the Nominating Committee considers:

•

whether individual directors possess the following personal characteristics: integrity, education, accountability, business judgment, business experience, reputation and high performance standards, and

•

all other factors it considers appropriate, which may include accounting and financial expertise; industry knowledge; experience in compensation, human resources and culture; strategy development experience; CEO and senior management leadership experience; prior public company board service; international operations experience; corporate finance and capital markets experience, mergers and acquisitions and business development experience; supply chain experience; IT and cybersecurity experience; experience in R&D and innovation; both traditional and digital marketing and sales, experience with disruptive risk and innovation; age, gender and ethnic and racial background; civic and community relationships; existing commitments to other businesses; potential conflicts of interest with other pursuits; legal considerations, such as antitrust issues; and the size, composition and combined expertise of the existing Board.

The Board believes that, as a whole, it should strive to possess the following core competencies: accounting and finance, management, crisis response, industry knowledge, international leadership and strategy/vision, among others. While the Board does not have a formal policy with regard to diversity, the Nominating Committee and the Board strive to ensure that the Board is composed of individuals who together possess a breadth and depth of experience relevant to the Board’s oversight of Aramark’s business and strategy and a diversity of backgrounds and perspective in order to effectively understand the needs of our employees, clients and customers. The Company’s

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Corporate Governance Guidelines provide that, except as may be approved by the Nominating Committee, no person may serve as a non-employee director if he or she would be 75 years or older at the commencement of such term as a director.

Each of Messrs. Zillmer, Creed, Hilal and Winkleblack and Mses. Cameron and King were previously nominated for election at the 2020 Annual Meeting in accordance with the Stewardship Framework Agreement. Prior to their election to the Board, each of Messrs. Creed and Winkleblack and Mses. Cameron and Ms. King entered into an Engagement and Indemnity Agreement with Mantle Ridge pursuant to which Mantle Ridge agreed to pay each of them certain amounts, and reimburse them for expenses incurred, in connection with their time and efforts relating to potentially joining the Board. The Engagement Agreements however do not provide for any agreements or obligations among Mantle Ridge or any of them with respect to any period following their joining the Board. Mr. Zillmer was party to a consulting agreement with Mantle Ridge that terminated when Mr. Zillmer was appointed to serve as the Chief Executive Officer of the Company.

In connection with the nomination of Mr. Keverian, the Nominating Committee reviewed recommendations for a number of potential directors from Board members and outside parties. The Nominating Committee then recommended that Mr. Keverian, who was originally recommended in an unsolicited manner by an outside search firm, be evaluated by the Board and a number of directors met with Mr. Keverian by video conference or phone. Following that process, and upon recommendation by the Nominating Committee, the Board nominated Mr. Keverian for election to the Board. In connection with the nomination of Ms. Lopez, the Nominating Committee also retained an outside search firm to identify director candidates. A number of directors then met with such candidates including Ms. Lopez by video conference or phone. Following that process, and upon recommendation by the Nominating Committee, the Board nominated Ms. Lopez for election to the Board.

Proxy Access

Our By-laws, as amended, permit a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least 3% of the Company’s outstanding common shares, to nominate and include in the Company’s annual meeting proxy materials up to the greater of two directors or 20% of the number of directors serving on the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our By-laws. For further information regarding submission of a director nominee using the Company’s proxy access By-law provision, see “General Information – 2023 Annual Shareholders Meeting – How can I nominate a director or submit a Shareholder proposal for the 2023 Annual Meeting of Shareholders?”.

Board Refreshment

The Board and the Nominating Committee regularly consider the long-term make up of our Board and how the members of our Board change over time. The Board and Nominating Committee also consider the skills, experience, and backgrounds needed for the Board as our business and the industries and sectors in which we do business evolve. The Board and Nominating Committee also understand the importance of Board refreshment and aim to strike a balance between the knowledge that comes from longer-term service on the Board with the new experience, ideas and energy that can come from adding directors to the Board. In connection with our entry into the Stewardship Framework Agreement in October 2019, the Nominating Committee and Board recommended and elected five new directors to the Board and four of our directors retired. These five members and Mr. Creed were then nominated for election and elected to the Board at the 2020 Annual Meeting and then at the 2021 Annual Meeting. Ms. Heller was nominated for election and elected to the Board at the 2021 Annual Meeting. On July 13, 2021, Mr. Darden retired from the Board. Assuming the election of this year’s proposed director nominees, we believe we will have a good balance between tenured directors with significant experience with the Company and new directors with fresh perspectives, constituting a strong, independent Board that will be well-positioned to navigate the current challenging business environment and accelerate the Company’s growth.

DIRECTOR COMPENSATION

Annual Cash Compensation for Board Service

In fiscal 2021, each non-employee director received cash compensation at an annual rate of $100,000 for service on the Board, payable quarterly in arrears. The Chairman was eligible to receive an additional annual fee of $200,000 split equally between cash and equity, and the chairpersons of the Audit Committee, Compensation Committee, Nominating Committee and Finance Committee were eligible to receive an additional annual cash retainer of

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$20,000, provided, in each case, that such committee chairperson was a non-employee director. Directors who join the Board during the fiscal year or serve as a committee chairperson for a portion of the fiscal year receive a prorated amount of the relevant annual cash compensation. Mr. Hilal has declined his receipt of any cash compensation for his service on the Board.

In fiscal 2021, Messrs. Heinrich, Sadove, and Winkleblack and Mses. Cameron and Esteves, each received additional fees for serving as Lead Director, Chairman and/or chairing the Nominating, Audit, Compensation or Finance Committee.

Annual Deferred Stock Unit Grant

Under the Company’s current director compensation policy, which has been in effect since January 1, 2016, non-employee directors are eligible for an annual grant of deferred stock units (“DSUs”) with a value of $160,000 on the date of the annual meeting of shareholders. Directors have the right to elect whether the DSUs granted will deliver shares on: (i) the vesting date of the DSUs or (ii) the first day of the seventh month after the date the director ceases to serve on the Board.

In accordance with the director compensation policy, each member of the Board who was not an employee of the Company received a grant of approximately $160,000 worth of DSUs under the Amended and Restated 2013 Management Stock Incentive Plan (the “2013 Stock Plan”) in February 2021. All of these DSUs will vest on the day prior to the Company’s first annual meeting of shareholders that occurs after the grant date, subject to the director’s continued service on the Board through the vesting date, and will be settled in shares of the Company’s common stock pursuant to each director’s election as described above.

All DSUs accrue dividend equivalents from the date of grant until the date of settlement. The Chairman of the Board is also entitled to an additional grant of DSUs with a value of $100,000 on the date of each annual meeting of shareholders. Mr. Hilal has declined his receipt of any DSUs for his service on the Board.

Ownership Guidelines

The Board of Directors has adopted a minimum ownership guideline, providing that each director must retain at least five times the value of the annual cash retainer in shares of common stock or DSUs, and that the required level of ownership be attained five years after the director’s start date.

Director Deferred Compensation Plan

Non-employee directors are able to elect with respect to all or a portion of their cash board retainer fees to (i) receive all or a portion of such cash fees in the form of DSUs or (ii) defer all or a portion of such cash fees under our 2005 Deferred Compensation Plan. The DSUs that a director elects to receive in lieu of cash fees will be awarded under our 2013 Stock Plan and will be fully vested on grant and settled in shares of our common stock on the first day of the seventh month after the director ceases to serve on the Board. Cash amounts that a director elects to defer under the unfunded 2005 Deferred Compensation Plan are credited at an interest rate based on Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 3.44% beginning January 1, 2021. From October 1, 2020 until December 31, 2020, we credited amounts deferred with an interest rate equal to 3.30%. The 2005 Deferred Compensation Plan permits participants to select a payment date and payment schedule at the time they make their deferral election, subject to a three-year minimum deferral period. All or a portion of the amount then credited to a deferral account may be withdrawn if the withdrawal is necessary in light of a severe financial hardship.

The interest rate for 2005 Deferred Compensation Plan will be adjusted on January 1, 2022, based on the Moody’s Long Term Corporate Baa Bond Index rate for October 2021 which was 3.35%.

Other Benefits

All directors are eligible for an annual matching contribution to a college or other non-profit organization in an amount up to $10,000 and directors are also eligible for matching contributions in an amount up to $10,000 in response to natural disasters through the Company’s community involvement efforts to the same extent as employees of the Company.

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Director Compensation Table for Fiscal 2021

The following table sets forth compensation information for our non-employee directors in fiscal 2021.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensa- tion(4) ($)	Total ($)
Susan M. Cameron	120,000	160,028	—	—	—	280,028
Greg Creed	100,000	160,028	—	—	—	260,028
Richard W. Dreiling	100,000	160,028	—	—	—	260,028
Irene M. Esteves	120,000	160,028	—	—	10,000	290,028
Daniel J. Heinrich	120,000	160,028	—	—	12,797	292,825
Bridgette Heller	66,484	160,028	—	—	10,000	236,511
Paul Hilal	—	—	—	—	—	—
Karen M. King	100,000	160,028	—	—	1,025	261,053
Stephen I. Sadove	200,000	260,018	—	—	31,443	491,461
Arthur B. Winkleblack	120,000	160,028	—	—	—	280,028
Calvin Darden(5)	78,022	160,028	—	434	75,000	313,483

(1)

Includes base director retainers at an annual rate of $100,000, as well as a Chairman retainer at an annual rate of $100,000 for Mr. Sadove. Committee chairperson retainers at an annual rate of $20,000 were provided to each of Messrs. Heinrich and Winkleblack and Mses. Cameron and Esteves. Messrs. Creed and Dreiling, and Ms. Esteves elected to defer 100% of their cash retainers (inclusive of chair retainers) into DSUs. Mr. Darden elected to defer 20% of his cash retainer (inclusive of retainers) into the 2005 Deferred Compensation Plan.

(2)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the 4,518 DSUs granted to all directors except Mr. Sadove on February 2, 2021 (which had a grant date fair value of $35.42 per DSU) and Mr. Darden whose unvested DSUs were forfeited upon his retirement. Mr. Sadove was granted 7,341 DSUs on February 2, 2021. As of the end of fiscal 2021, directors held the following deferred stock units (including dividend equivalent units), all of which are vested except for those granted on February 2, 2021 and related dividend equivalents:

Name	DSUs and Equivalents	Name	DSUs and Equivalents
Cameron, Susan	10,577	Hilal, Paul	—
Creed, Greg	12,667	King, Karen	8,964
Dreiling, Richard W	43,306	Sadove, Stephen I	37,148
Esteves, Irene	50,525	Winkleblack, Art	4,558
Heinrich, Daniel J	37,857	Darden, Calvin	12,295
Heller, Bridgette	4,558

For additional information on the valuation assumptions and more discussion with respect to the deferred stock units, refer to Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 1, 2021.

(3)	Includes amounts earned on deferred compensation in excess of 120% of the applicable federal rate, based upon the above-market return at the time the rate basis was set.

(4)	The following are included in this column:

a)

Charitable contributions of $10,000 made in the name of or on behalf of each of Messrs. Heinrich and Sadove and Mses. Esteves and Heller and $1,025 made in the name of or on behalf of Ms. King, respectively, in accordance with the Company’s director charitable contribution matching program.

b)

The dollar value of dividend equivalents accrued on deferred stock units granted prior to February 5, 2014 (the date the Company announced the payment of its first quarterly dividend), where dividends were not factored into the grant date fair value required to be reported for such awards. The total value of dividend equivalents accrued on deferred stock units for the directors during fiscal 2021, in each case for awards granted prior to February 5, 2014, is as follows: for Mr. Heinrich, $2,797 and for Mr. Sadove, $2,797. For awards granted on or after February 5, 2014, the value of dividend equivalents allocated to deferred stock units in the form of additional units with the same vesting terms as the original awards is not included in this column because their value is factored into the grant date fair value of awards. Additional units awarded in connection with dividend adjustments are subject to vesting and delivery conditions as part of the underlying awards.

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c)

Includes $18,646 for Mr. Sadove for personal use of the Company aircraft. The calculation of incremental cost for personal use of Company aircraft includes the variable costs incurred as a result of his personal flight activity, including charges for aircraft fuel, landing fees, and any travel expenses for the flight crew.

d)

$75,000 paid to Mr. Darden following his retirement to reflect his contributions to the Company including his leadership on the Executive Diversity Council. This amount represents approximately the value of his equity grant attributable to the portion of the year that he served as a director.

(5)	Mr. Darden retired from the board on July 13, 2021.

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Audit Committee Matters

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for fiscal 2022, which ends September 30, 2022. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee and the Board submit the selected firm to the Company’s shareholders as a matter of good corporate governance.

Voting Recommendation

The Board recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal 2022.

The Audit Committee has selected Deloitte to serve as the Company’s independent registered public accounting firm for fiscal 2022. Although action by the shareholders on this matter is not required, the Audit Committee values shareholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek shareholder ratification of this selection. If the shareholders do not ratify the appointment of Deloitte, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its shareholders. The Company has been advised that representatives of Deloitte are scheduled to attend the Annual Meeting, and they will have an opportunity to make a statement if the representatives desire to do so. It is expected that the Deloitte representatives will also be available to respond to appropriate questions.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2022, unless you specify otherwise.

The Board recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP

The Audit Committee assists the Board in its oversight of the Company’s independent registered public accounting firm, which assistance includes the responsibility to appoint, compensate, retain, and oversee the firm. The independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee reviews the independent registered public accounting firm’s qualifications, independence, and performance at least annually. In connection with this review, the Audit Committee considers whether there should be a regular rotation of the independent registered public accounting firm to assure continuing auditor independence. Further, in conjunction with the mandated rotation of the independent audit firm’s lead engagement partner, the Audit Committee is involved in the selection of the independent audit firm’s lead engagement partner.

Change in Auditors

For the fiscal year ended October 2, 2020 (“fiscal 2020”) and prior years, KPMG LLP (“KPMG”) served as our independent public accounting firm, having served in this role since 2002. On December 1, 2020, following a competitive process undertaken by the Audit Committee, the Company informed Deloitte that the Audit Committee had selected Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ended October 1, 2021 (“fiscal 2021”). On the same date, the Company informed KPMG that the Audit Committee had determined to dismiss KPMG as the Company’s independent registered public accounting firm. KPMG’s dismissal became effective December 1, 2020, which followed the completion of KPMG’s audit of the Company’s consolidated financial statements for fiscal 2020 and the filing of the related Annual Report on Form 10-K.

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The audit reports of Deloitte and KPMG on the Company’s consolidated financial statements for fiscal 2021 and fiscal 2020, respectively, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

KPMG’s report on the Company’s consolidated financial statements as of and for the fiscal year ending October 2, 2020 contained a separate paragraph stating, “As discussed in Note 8 to the consolidated financial statements, the Company has changed its method of accounting for leases as of September 28, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.”

The audit reports of Deloitte and KPMG on the effectiveness of internal control over financial reporting as of and for the fiscal years ending October 1, 2021 and October 2, 2020, respectively, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During fiscal 2020 and the period from October 2, 2020 to December 1, 2020, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreement(s) in connection with its report on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The change in independent auditors was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 4, 2020. A copy of KPMG’s related letter, dated December 4, 2020, was included as an exhibit to such Form 8-K filing.

During fiscal 2020 and the period from October 2, 2020 to December 1, 2020, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s audited consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Committee Considerations in Appointing Deloitte

The Audit Committee has appointed Deloitte as the independent registered public accounting firm for the fiscal year ending September 30, 2022. The Audit Committee believes that the appointment of Deloitte as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. In addition to Deloitte’s independence, the Audit Committee considered:

• Deloitte’s capabilities, qualifications and expertise; • The effectiveness and efficiency of Deloitte’s audit services;	• Deloitte’s compliance with regulations; and • Technological capabilities, relative benefits of tenure versus fresh perspective and fees.

Representatives of Deloitte are expected to be present at the Annual Meeting in order to respond to appropriate questions and to make any other statement if they desire to do so.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Set forth below is information relating to the aggregate fees billed by KPMG and Deloitte for professional services rendered for each of the last two fiscal years as well as a description of each fee category.

	Fiscal 2020 (KPMG)	Fiscal 2021 (Deloitte)

Audit Fees	$7,233,883	$4,666,000

Audit-related Fees	$338,387	$360,000

Tax Fees	$291,400	$813,844

All Other Fees	$38,500	$303,800

TOTAL	$7,902,170	$6,143,644

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Audit fees include the audit of annual financial statements, the review of quarterly financial statements, the performance of statutory audits, procedures and comfort letters related to registration statements.

Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. Audit-related fees include: retirement plan audits, accounting consultations for proposed transactions and certain reports.

Tax fees include domestic and international tax consulting.

All other fees include participation in Executive education workshops, research, subscription-based fees and actuarial and employee benefits consulting services.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining KPMG’s and Deloitte’s independence and concluded that it was.

Policy for the Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee annually reviews and pre-approves the services that may be provided by the Company’s independent registered public accounting firm without obtaining further specific pre-approval from the Audit Committee. The Audit Committee has also adopted a Pre-Approval Policy that contains a list of pre-approved services, which the Audit Committee may revise from time to time, based on subsequent determinations. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee, or in his absence or unavailability, to another specified member of the Audit Committee. The chairman of the Audit Committee or such specified member will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee or the chairman of the Audit Committee.

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REPORT OF AUDIT COMMITTEE

The Audit Committee represents and assists the Board and is composed solely of directors who satisfy the independence and financial literacy requirements, and the heightened independence criteria applicable to audit committee members, of the NYSE Rules and applicable securities laws. In addition, the Board has determined that each of Daniel J. Heinrich, Irene M. Esteves and Arthur B. Winkleblack is an audit committee financial expert as defined under the rules of the SEC.

The Audit Committee operates under a written charter approved and adopted by the Board, which sets forth its duties and responsibilities. This charter can be found on the Company’s website at www.aramark.com under the Investor Relations section. This charter is reviewed annually and updated as appropriate to reflect the Audit Committee’s evolving role, changes in regulatory requirements and oversight practices, and investor feedback.

The Audit Committee’s purpose is to assist the Board in its oversight of:

•	The performance of the Company’s internal audit function;

•	The qualifications, independence, and performance of the independent auditors;

•	The Company’s management of enterprise risk and compliance with legal and regulatory requirements; and

•	The accounting, reporting, and financial practices of the Company, including the quality and integrity of the Company’s financial statements.

The Audit Committee met seven times in fiscal 2021 and fulfilled each of its duties and responsibilities as outlined in its charter. The Audit Committee regularly conferred with Deloitte, the Company’s internal auditors, and senior management in separate executive sessions to discuss any matters that the Audit Committee, Deloitte, the Company’s internal auditors, or senior management believed should be discussed privately with the Audit Committee. The Audit Committee has direct access to Deloitte and the Company’s internal auditors, which each report directly to the Audit Committee.

2021 Audited Financial Statements and Internal Controls

The Company’s management has primary responsibility for establishing and maintaining effective internal control over financial reporting and preparing the Company’s financial statements and disclosures. Deloitte, the Company’s independent registered public accounting firm for fiscal 2021, was responsible for performing an independent audit of the Company’s consolidated financial statements and expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversaw the performance of these responsibilities by Deloitte and management, including the processes by which these responsibilities are fulfilled.

In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed with management and Deloitte the Company’s audited financial statements as of and for the fiscal year ended October 1, 2021. The Audit Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Finally, the Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2021 filed with the SEC.

Members of the Audit Committee:
Daniel J. Heinrich, Chairman
Irene M. Esteves
Karen M. King
Arthur B. Winkleblack

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Compensation Matters

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL SUMMARY

What Are You Voting On?

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote on a non-binding, advisory basis to approve the compensation paid to our Named Executive Officers, as disclosed in this proxy statement.

Voting Recommendation

The Board recommends that you vote “FOR” this proposal, because it believes that the Company’s compensation policies and practices effectively achieve the Company’s primary goals of attracting and retaining key executives, rewarding achievement of the Company’s short-term and long-term business goals, and aligning our executives’ interests with those of our shareholders to create long-term sustainable value.

This proposal calls for the approval of the following resolution:

“RESOLVED, the shareholders of the Company hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 30. This advisory proposal, commonly referred to as a “say on pay” proposal, is not binding on the Board. However, the Board takes shareholder feedback seriously and it and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to approve, on a non-binding basis, the compensation paid to our named executive officers, unless you specify otherwise.

The Board has adopted a policy of providing for annual “say on pay” votes, so the next “say on pay” vote will take place at the Company’s 2023 annual meeting.

The Board recommends that you vote "FOR" approval of executive compensation

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EXECUTIVE COMPENSATION

The following message from the Chair of the Compensation and Human Resources Committee highlights key aspects of our executive compensation program. A detailed discussion follows in the Compensation Discussion and Analysis (CD&A).

A Letter from the Chair of the Compensation and Human Resources Committee

Dear Fellow Shareholders,

As Chair of Aramark’s Compensation and Human Resources Committee, I wanted to share with you the Committee’s approach to executive compensation and the rationale for our decisions over the past year. The COVID-19 pandemic continues to disrupt and create challenges in our business, communities, and workplaces. We are proud of the leadership team’s efforts to deliver improved performance results and of the performance Aramark achieved in a difficult year. Our three most important responsibilities over the past year were to:

•	Continue to ensure the safety and well-being of our employees and customers;

•	Maintain the financial stability of the business; and

•	Align incentive compensation programs with the recovery of the business.

Our executive compensation program is designed to achieve strong alignment between our long-term goals and our shareholders’ interests, while providing a competitive total pay opportunity necessary to attract, motivate, and retain the executive talent we need to drive our business and develop the next generation of Aramark leadership. We committed to an open dialogue with shareholders and to continue to review our executive compensation program to ensure it is grounded in our pay-for-performance philosophy.

Our annual say-on-pay vote is one of our opportunities to receive your feedback, and the Compensation and Human Resources Committee and the full Board take this feedback very seriously. In early 2021, our executive compensation program received the support of 58% of the total votes cast at our annual meeting of shareholders. As a result of this decline in support, compared to the prior year’s 93% support, we actively sought shareholder feedback to better understand what motivated these votes and to address ongoing concerns. The feedback indicated that shareholders who voted against our say on pay proposal did so in response to the pandemic-related incentive compensation decisions we made during 2020. These decisions were made in an unprecedented environment and at a time when we had no clear line of sight to the development of a COVID-19 vaccine or the timing of a return to normal. As we disclosed in last year’s proxy statement, we advanced the timing of our long term incentive awards for fiscal 2021 to late 2020. Accordingly, no regular LTI awards were made in fiscal 2021. This is reflected in our Summary Compensation Table and results in our CEO’s total disclosed compensation for fiscal 2021, being 81% lower than for fiscal 2020. In addition, we have made no increases to our CEO’s compensation since he became Aramark’s CEO in October 2019.

In direct response to this feedback and balancing our need to retain and motivate our leadership team as we recover from the pandemic, we took three key compensation actions for fiscal 2022 as described in the CD&A:

1. No Modifications to Incentive Plan Results—Shareholders expressed that incentive plan results should not be adjusted to moderate the pandemic’s impact. Though we approved modifications last year, we did not adjust performance stock units (PSUs) granted in fiscal 2019. These PSUs were based on 2019 – 2021 performance and vested at 0%. We also made no discretionary adjustments to payouts under the fiscal 2021 annual incentive plan.

2. Return to 50% Performance-Based Equity Grant—For fiscal 2022, each NEO received an equity grant (in November 2021) that was 50% performance-based (via PSUs) and 50% time-based (via 30% options and 20% restricted stock units) consistent with Aramark’s pre-pandemic practice.

3. Environment, Social, and Governance (ESG) Metrics in Executive Compensation Programs—Shareholders expressed support for incorporating ESG metrics into executive incentive plans. For fiscal 2022, we reinforced ESG metrics through each executive’s individual performance scorecard and plan to include ESG metrics as a formal part of the fiscal 2023 annual incentive plan scorecard.

These enhancements support our efforts to thoughtfully align our compensation plans with the interests of shareholders while also incentivizing long-term growth. We appreciate your support, welcome your feedback, and look forward to continued dialogue.

Sincerely,

Susan Cameron

Chair, Compensation and Human Resources Committee

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This Compensation Discussion and Analysis (CD&A) describes material elements of our Named Executive Officer (NEO) compensation and describes the objectives and principles underlying Aramark’s executive compensation programs, the compensation decisions we made under those programs, and factors we considered in making those decisions.

CD&A Contents

Our 2021 Named Executive Officers

John J. Zillmer Chief Executive Officer
Thomas Ondrof Chief Financial Officer
Lynn B. McKee Executive Vice President, Human Resources
Marc Bruno Chief Operating Officer, United States Food & Facilities (F&F)
Lauren Harrington Senior Vice President, General Counsel

Aramark’s executive compensation program is designed to link pay with performance, while aligning senior leadership incentives with long-term shareholder interests. We believe it reflects appropriate governance practices and shareholder feedback, aligns with the needs of our business, and maintains a strong link between executive pay and successful execution of our strategy and long-term value creation.

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CD&A EXECUTIVE SUMMARY

Aramark is a global hospitality, facilities, and uniform services provider. We proudly serve the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world. Despite the COVID-19 pandemic causing some of the most difficult operating circumstances the Company has faced in its history, the Company finished the year with its corporate purpose and strategies reinforced, its balance sheet strengthened, and its business model strong.

The Company began the fiscal year with operational constraints in all of its reportable segments and needed to comply with varying governmental and geographic mandates restricting or limiting operations. In the prior fiscal year, the Company reinforced its commitment to the safety of employees and customers with enhanced safety measures, including the development and adoption of the EverSafeTM platform to help clients meet superior hygienic and safety standards. The Company also took critical steps to reduce operating costs and to raise capital, including the completion of a $1.5 billion bond issuance in April 2020, to strengthen the Company’s liquidity for the pandemic’s unknown duration. The Company also provided benefit coverage for furloughed employees. With these critical actions implemented and completed in fiscal 2020, over the course of fiscal 2021 Aramark partnered closely with clients to develop and execute reopening strategies in a safe and effective manner that included new service offerings and innovations. Through fiscal 2021, the Company continued to apply disciplined cost management while driving operating efficiencies through leveraging scale and flexibility across the portfolio. Aramark remained focused on pursuing opportunities to advance its capital allocation priorities through purposeful investment in growth, debt repayment and return to shareholders. The transformational actions underway are expected to increasingly provide sustained value creation through and beyond the pandemic’s duration.

Our executive compensation program is designed to retain and motivate executives and reward achievement of the Company’s performance goals aligned with value created for our shareholders. This is important because our Company’s performance is very much dependent on the talents, skills, and engagement of our leadership team. We generally measure the Company’s performance by growth in sales, earnings, and free cash flow, and these metrics are reflected in our incentive plans. By focusing on these performance metrics, we believe our incentive plans will drive broader shareholder value creation. We tie our executives’ long-term interests with those of our shareholders through equity compensation awards. The equity is typically delivered in the form of PSUs, stock options, and restricted stock units (RSUs). PSUs typically make up 50% of the grant to ensure value is delivered only to the extent long-term performance objectives are achieved. Lastly, our executives are also measured by their individual contributions to the Company’s success, and this is a consideration in base salary adjustment decisions.

Recap of pandemic-related incentive compensation decisions made in fiscal 2020 that impacted fiscal 2021 compensation. As disclosed and discussed in last year’s proxy statement, we made pandemic-related compensation decisions during fiscal 2020. These decisions were made at a time in which the duration of the pandemic was unknown, and we have since engaged shareholders to understand their perspectives, which informed decisions made during fiscal 2021.

1.

Advanced Fiscal 2021 Equity Grant. Aramark advanced the grant of equity awards intended for fiscal 2021 to late fiscal 2020. This grant would have typically been made in November 2020 but was advanced to September 2020; therefore, there is no annual equity award disclosed for fiscal 2021 since we included both the fiscal 2020 and fiscal 2021 annual grants in the disclosure related to fiscal 2020. The decision to advance the grant was made to provide critical equity retention value at a time when we were experiencing aggressive recruitment of our key talent by businesses that were either less impacted by the pandemic or which had a more controllable path to recovery.

2.

Modified Equity Vesting Structure. The vesting period for stock options and restricted stock units included in the September 2020 equity award was reduced from four to three years. This decision was made based on a review of market competitive practices and the desire to enhance the perceived value of the awards. We continued this practice with the fiscal 2022 equity award (granted on November 18, 2021).

3.

Eliminated PSUs from the September 2020 Equity Grant. We did not include PSUs in the September 2020 equity grant given the challenges we were facing at the time setting long-term performance goals. For the fiscal 2022 equity grant (granted on November 18, 2021), we re-introduced PSUs as 50% of the total named executive officer equity grant.

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4.

Granted Premium Priced Options to Drive Recovery and Growth. Due to the uncertain pace of a full business recovery together with the extraordinary management efforts required to position Aramark to recover and grow, we awarded special premium priced stock options to our key executives in September 2020. These options had 6 tranches, which vest 33% after three years, 33% after four years, and 33% after five years. The exercise prices ranged from $35 to $85 increasing in $10 increments across the tranches. The first tranche’s exercise price of $35 was 27% higher than our fiscal 2020 year-end closing share price of $27.55, and the highest tranche’s $85 exercise price was 209% above that share price.

Additionally, to support the Company’s strategic priorities in light of the pandemic and the uncertainty of its duration, for fiscal 2021, the Committee made adjustments to the annual incentive plan’s performance metrics and weightings to focus on net new revenue, operating margin, and free cash flow, which were identified as critical to the Company’s success through the pandemic. The Committee also broadened fiscal 2021 performance shoulders (the performance required to achieve threshold and maximum performance) to account for the challenging goal setting environment in which the Company is operating, the uncertainty around projecting the pandemic’s scope and duration, and to avoid outsized payments. Due to the success of these metrics driving strong operating results (e.g., fiscal 2021 net new business was five times higher than the prior five-year average), the Committee maintained these performance metrics and goal setting approach for fiscal 2022.

Aramark’s Executive Compensation Principles and Operating Framework

Aramark’s executive compensation program is overseen by our Compensation and Human Resources Committee (Committee) to support Aramark’s business strategy, and we have evolved our executive pay program, when needed, while maintaining an overarching philosophy aimed at promoting strong alignment between long-term strategic goals and shareholders’ interests. We use the following guiding principles as a cornerstone against which to evaluate our executive compensation decisions, which are made within a framework that considers broader implications, including risks, regulations, fiscal affordability, and shareholder dilution.

Executive Compensation Guiding Principles

1. Pay for Performance	2. Shareholder Alignment	3. Attract and Retain Key Talent

The vast majority of executive pay is at-risk and performance-based with metrics aligned to the Company’s strategy and long-term shareholder value creation. Our approach strikes a balance between achieving both short- and long-term performance objectives.

Programs align executives’ interests with those of our shareholders. The majority of executive pay is provided through equity and tied to stock price. We also maintain stock ownership guidelines for all executives reinforced with conditional holding requirements for executives who have not met their guideline.

We provide competitive pay and benefits to attract and retain talented, high-performing executives with specific skill sets and relevant experience to drive the Company’s business, create shareholder value, and develop future leaders.

General Executive Compensation Operating Framework

Risk Management – Decisions effectively manage risk within incentive programs designed to pay for performance.	Governance Considerations –Decisions consider applicable requirements, as well as our corporate value and behavioral expectations.	Affordability / Shareholder Dilution – We conduct recurring reviews that balance goals and objectives of the program with fiscal soundness and shareholder dilution.

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2021 Shareholder Advisory Vote on Aramark’s Executive Compensation Program

The Committee considers shareholder feedback and results of the annual advisory vote on executive pay (Say-on-Pay) in determining the structure of the executive pay program and whether changes should be considered. We routinely engage shareholders to better understand their views on governance and pay practices. The feedback we receive from shareholders enables the Committee to better understand shareholder perspectives, which resulted in meaningful changes to our programs over the past several years.

In last year’s Say-on-Pay proposal, 58% of the shares voted were in favor of Say-on-Pay, a significant decrease from the prior year. We were disappointed by this result. In response, we engaged with a significant number of our shareholders to seek their feedback and better understand their concerns. The feedback we received made it clear that those shareholders who voted against Say-on-Pay in 2021 did so in response to the Company’s specific pandemic-related compensation decisions made in 2020. This shareholder engagement effort provided feedback regarding plan design and preferences and confirmation of changes the Committee already implemented for 2021 and/or committed to for 2022.

February Say-on Pay Voting and Annual Meeting February-June Review Say-on-Pay Results & Engage with Investors July-November Review Feedback and Implement Adjustments December File Proxy Statement and Engage Investors January Engage with Investors Aramark's General Shareholder Engagement Timeline

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Our executive pay program is grounded in a philosophy aimed at promoting alignment between long-term goals and shareholders’ interests. Shareholder feedback informs our Committee’s deliberations. We carefully consider both the level of voting support from shareholders as well as comments from shareholders. Below are specific actions we recently took based on shareholder feedback.

SCOPE OF SHAREHOLDER OUTREACH	Outreach 85% of Common Shares	Engagement 75% of Common Shares	Engaged with 100% of our top 15 institutional investors

SHAREHOLDER FEEDBACK

• Incentive pay should not be adjusted to moderate the impact of the pandemic

• Equity grants to NEOs should be at least 50% performance-based

• Special awards should be used sparingly

• General support for incorporating ESG metrics into executive pay programs

58% “FOR” SAY-ON-PAY Vs. 93% Prior year

ARAMARK RESPONSE

• No further modifications to incentive plans

• Fiscal 2021 annual incentive payouts were based on actual financial results relative to pre-established goals; no discretionary adjustments or payouts were provided, and the Committee’s intention was not to make adjustments regardless of pandemic’s course since the fiscal 2021 performance goals were calibrated contemplating various pandemic-related outcomes unlike fiscal 2020 performance goals, which were established without contemplation of a global pandemic

• 100% of PSUs granted in fiscal 2019 were forfeited in November 2021 based on below threshold performance outcomes driven by the pandemic; the Committee made no discretionary adjustments

• Equity grants are at least 50% performance-based

• The Company’s fiscal 2021 annual equity grant (made in September 2020) consisted of 50% stock options and 50% restricted stock units, to focus executives on recovery of our share price and because economic uncertainty precluded us from setting performance targets

• As communicated in last year’s CD&A and reflected in Aramark’s fiscal 2022 annual equity grant (made in November 2021), 50% of grants to the NEOs were performance-based

• Inclusion of ESG Performance Metrics

• For 2022, the Committee reinforced ESG initiatives by including ESG metrics in executives’ individual performance objectives

• For 2023, we are planning to include formal ESG metrics and/or an ESG performance scorecard in the annual incentive plan

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Fiscal 2021 Performance Results

Our fiscal 2021 business performance reflected improvement over the course of the year with particular strength in the second half as all segments reported year-over-year revenue growth due to increased levels of business activity. Fiscal 2021 performance highlights as follows:

Operational Excellence

Our improved year-over-year results underscore the flexible operating model that we focused on throughout fiscal 2021, while assisting our clients with their reopening initiatives.

Pandemic Response

We continued to maintain the importance of safety for our employees, clients, and consumers, while planning for adequate liquidity for the unknown duration of the pandemic’s recovery.

Growth-Oriented Acquisitions In June 2021, we announced the acquisition of Next Level Hospitality extending Aramark’s presence in the attractive, emerging senior living sector.

Commitment to ESG

We reinforced our commitment to environmental, social and governance (ESG) objectives by supporting our employees in need, strengthening our sustainability program, and launching new diversity programs. We reinforced ESG metrics in executives’ fiscal 2022 individual performance objectives and plan to include ESG measures in the fiscal 2023 annual incentive plan.

Improved Financial Results

We delivered record new business and ensured there was proactive management of liquidity throughout the pandemic by issuing additional notes, amending our debt covenants, as well as expanding our revolver debt capacity. We actively and responsibly managed our capital budget across the Company, and our consistent focus on free cash flow helped deliver improved year-over-year financial results.

Cultivating Talent

Our efforts to ensure strong leadership across the Company continued to be a top priority in fiscal 2021. We attracted external talent to provide outside perspectives and new thinking. We also elevated strong performers by expanding their scope and by transitioning internal leaders to new opportunities within the Company that will support their further growth and development.

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Key Financial Highlights

We note the following key financial highlights as context in reviewing Aramark’s fiscal 2021 executive pay decisions.

Revenue	Annualized Gross New Business	Adj. Operating Income	Free Cash Flow
$12.1B	$1.24B	$292M	$282M
Business increased due to client re-openings and new offerings; in second half of fiscal 2021 revenue +35%	Highest in Aramark’s history; record Net New Business of over $500M (5x higher than previous five-year average)	Higher profitability driven by improved sales volume and effective cost management	$469M increase; driven by operational performance, disciplined working capital and CapEx management.

Reconciliation of the above measures to those calculated in accordance with generally accepted accounting principles (GAAP) provided in Annex A. Net New Business is an internal statistical metric used to evaluate Aramark’s new sales and retention performance and is defined as the annualized value of gross new business less the annualized value of lost business.

Operational Footprint

Employees 248,300 Globally Countries 19 Across multiple continents Clients 89% Of the Fortune 500

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Executive Compensation Program and Practices Overview

Our executive compensation program adheres to high governance standards.

What We Do	What We Don’t Do

✓  Risk Mitigation – Multiple metrics and measurement periods in incentives mitigate risk that executives will be motivated to pursue results related to one metric.

✓  Compensation Recoupment Policy – Robust “clawback” policy for pay in certain circumstances.

✓  Stock Ownership Guidelines – All NEOs and directors are subject to ownership guidelines with conditional holding requirements.

✓  Double-Trigger Change-in-Control Provisions – Both a change-in-control and termination are required for equity vesting acceleration and other benefits to apply.

✓  Annual Say-on-Pay Vote – We seek annual shareholder feedback on our executive pay program and directly engage with our shareholders on executive pay matters.

✓  Annual Evaluation – We annually review our executive pay program to ensure it continues to align with market.

✓  Independent Advisor – Independent consultant provides advice directly to the Committee.

×   No Guaranteed Bonuses – Our annual bonus plans are performance-based and do not include any minimum payment levels or guarantees.

×   No Executive Pensions or Supplemental Executive Retirement Plans

×   No Hedging and Restriction on Pledging – We prohibit directors and employees from engaging in hedging and prohibit directors and NEOs from pledging Aramark shares without specific pre-approval.[1]

×   No Dividends on Unvested Equity Awards – We do not pay dividends or dividend equivalents on equity awards prior to vesting.

×   No Repricing or Exchange of Underwater Stock Options

×   No Tax Gross-Ups – We do not provide gross-ups on benefits or perquisites in any employment agreements.

×   No Recycling of Shares withheld for taxes.

1.	The prohibition on hedging and requirements with respect to pledging do not apply to transactions by Mantle Ridge.

Target Executive Pay Mix

A significant percentage of executive pay is variable, at risk, and performance-based. A majority is delivered as equity, which promotes alignment with shareholder interests and creates incentives for long-term value creation. The CEO’s target pay is 90% performance-based, while other NEOs, on average, have target pay that is 77% performance-based. PSUs comprised 50% of the fiscal 2022 equity grant. Below we show the fiscal 2022 target NEO pay mix with equity award values based on the grant date fair value. Actual equity amounts realized will differ. Below we are including the fiscal 2022 equity grant (granted November 18, 2021) since fiscal 2021 was atypical in that no annual equity grant was made during the actual fiscal year given the advancement of the fiscal 2021 annual equity grant, that would have typically been made in November 2020, to September 4, 2020.

CEO Target Annual Compensation

Salary 10%	+	Target Annual Incentive 17%	+	PSUs 36%	+	Options 22%	+	RSUs 15%

73% Exposed to Aramark’s Share Price

90% Performance-Based

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Average Other NEO Target Annual Compensation

Salary 23%	+	Target Annual Incentive 22%	+	PSUs 28%	+	Options 17%	+	RSUs 11%

56% Exposed to Aramark’s Share Price

77% Performance-Based

Percentages may not add exactly due to rounding.

2021 Actual Performance Pay Outcomes Reflect Our Pay-for-Performance Philosophy

Fiscal 2021 Annual Incentives

Based on fiscal 2021 performance, annual incentive payouts were above target. Below we show performance achievement relative to corporate metrics. Each NEO’s bonus is determined 100% based on corporate metric results except for Mr. Bruno’s whose payout is based 16% on corporate metrics and 84% of U.S. Food & Facilities metrics – see CD&A details for performance achievement relative to Mr. Bruno’s U.S. F&F metrics.

Reconciliation of the above measures to those calculated in accordance with generally accepted accounting principles (“GAAP”) provided in Annex A. Net New Sales for incentive plan purposes does not include net new sales attributable to Next Level Hospitality given that organization’s mid-year (June 2021) acquisition by Aramark. If net new sales attributable to Next Level Hospitality after the acquisition date were included, total net new sales would have exceeded $500M; however, this would have had no impact on payouts under the annual incentive plan since the performance outcome without Next Level Hospitality already exceeded the maximum performance level.

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Long-Term Incentives (2019–21 Performance Period)

Threshold performance levels were not achieved for the fiscal 2019 to 2021 performance period; therefore, 0% of the PSUs granted in fiscal 2019 paid out.

Timing Impact of Compensation Decision on Summary Compensation Table Disclosure: As a result of our decisions to advance the fiscal 2021 equity grant (described above) to September 4, 2020, our summary compensation table disclosure this year is anomalous because it does not include the typical annual equity grant. Last year’s summary compensation table was also anomalous because it included annual equity grants intended to represent two years, as described in last year’s proxy statement. Below we illustrate what normalized 2021 compensation would have been for the CEO had the fiscal 2021 equity been granted in fiscal 2021 and not advanced to fiscal 2020 (or September 4, 2020).

Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

2021 (as reported)	$1,293,750	$0	$0	$340,279	$3,396,484	$0	$21,206	$5,051,719

2021 (normalized)	$1,293,750	$0	$6,650,000	$2,850,000	$3,396,484	$0	$21,206	$14,211,440

END OF CD&A EXECUTIVE SUMMARY

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Detailed Compensation Program Discussion

COMPENSATION PROGRAM DESIGN

Overview of Compensation Components

As discussed in the CD&A Executive Summary, the principal components of Aramark’s executive compensation program are base salary, an annual cash incentive and long-term equity incentives. We also provide market competitive employee benefits, post-employment benefits, and a limited number of perquisites.

Element	Vehicle / Description	Link to Strategy

Base Salary	• Cash • Base salaries are determined based on scope of responsibility, experience, and performance	• To attract and compensate high-performing and experienced leaders at a competitive level based on market (both internal and external)
Annual Incentives	• Cash • 100% evaluated on a formulaic basis relative to pre-established financial performance goals	• To motivate and reward executives for achieving annual corporate, business, and function goals in key areas of financial performance
Fiscal 2022 Long-Term Incentives (LTI)	• Performance Stock Units: 50%

•  Focuses executives on the achievement of specific long-term performance goals directly aligned with our strategic operating plans

•  60% of these PSUs are earned based on three-year adjusted revenue growth and three-year adjusted operating income growth. The results of which are then modified +/-25% based on relative total shareholder return (TSR) performance

•  40% of these PSUs are earned based on three-year return on invested capital performance

	• Stock Options: 30%	• Directly aligns the interests of executives with shareholders. Stock options only have value for executives if performance results in stock price appreciation after the grant date
Note: Since fiscal 2021 was an atypical year during which there was no annual equity grant, we show the approach here used for the November 18, 2021 (Fiscal 2022) equity grant.	• Restricted Stock Units: 20%	• Strengthens key executive retention to promote executive team consistency and successful execution of long-term strategies

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Base Salary

Base salary reflects the value of the executive position and attributes the executive brings to Aramark, including tenure, experience, skill level, and performance relative to individual performance objectives, which for fiscal 2022 include formal ESG metrics. The Committee annually reviews salaries of the Executive Leadership Team (ELT), including all NEOs, and adjusts them periodically as needed to maintain market positioning and consistency with evolving responsibilities and performance levels. The offer letters for Messrs. Zillmer and Ondrof provide for their current base salaries. Upon consideration of a market analysis (see Market Benchmarking), the results of the individual performance reviews, and input from its independent consultant, the Committee did not make changes in 2021.

For fiscal 2022, based on the results of a market analysis conducted by the Committee’s external compensation consultant and the results of individual executive performance reviews, which included ESG-related performance objectives, the Committee provided salary increases of 4.8% to Mr. Bruno and 20% to Ms. Harrington effective January 1, 2022.

		Fiscal 2020*		Fiscal 2021		Fiscal 2022
NEO	Job Title	Salary	% Increase	Salary	% Increase	Salary	% Increase

John Zillmer	CEO	1,300,000	N/A	1,300,000	0%	1,300,000	0%

Thomas Ondrof	EVP, CFO	800,000	N/A	800,000	0%	800,000	0%

Lynn McKee	EVP, HR	717,738	0%	717,738	0%	717,738	0%

Marc Bruno	COO, US Food & Facilities	625,000	3.1%	625,000	0%	655,000	4.8%

Lauren Harrington	SVP, General Counsel	500,000	4.5%	500,000	0%	600,000	20.0%

*	Fiscal 2020 Base Salary reflects the intended annual base salary and does not reflect the 25% salary reduction which was enforced from March 2020 through September 2020.

Target Annual Incentives

The annual cash incentive is designed to drive and reward performance and is based on financial objectives established by the Committee at the beginning of each fiscal year. The incentive targets for each executive are established based on market competitive data (see Market Benchmarking) related to each executive’s role and also informed by the results of individual performance reviews. Annual incentive targets as a percentage of base salary are provided in the table below. Actual earned payouts can vary from 0% to 200% of target.

No changes to incentive targets were provided to executives in fiscal 2021 or fiscal 2022. Mr. Zillmer’s offer letter provides for a target bonus of at least 175% (of base salary).

		Fiscal 2020		Fiscal 2021		Fiscal 2022
NEO	Job Title	Target	% Change	Target	% Change	Target	% Change

John Zillmer	CEO	175%	N/A	175%	0%	175%	0%

Thomas Ondrof	EVP, CFO	100%	N/A	100%	0%	100%	0%

Lynn McKee	EVP, HR	100%	0%	100%	0%	100%	0%

Marc Bruno	COO, US Food & Facilities	100%	+15%	100%	0%	100%	0%

Lauren Harrington	SVP, General Counsel	85%	0%	85%	0%	85%	0%

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Fiscal 2021 Annual Incentive Performance Metrics

The Annual Incentive Plan included three financial objectives – Net New Sales, Adjusted Operating Income Margin, and Free Cash Flow. For fiscal 2021, we removed the individual objectives metric (previously weighted 10%) to better align incentive payouts with financial performance. The Company must attain a threshold performance on each measure for the participant to be entitled to receive any payout for such metric. If maximum is achieved across all metrics, maximum payout for fiscal 2021 was 200% (of target).

Metric	Description	Rationale
Net New Sales	• Annualized new business less annualized lost business

•  Incentivize management to focus on a metric that the Committee believes executives can more directly impact and will contribute more immediately to the Company’s success by driving sales growth through and after the pandemic

Adjusted Operating Income Margin	• Adjusted operating income divided by adjusted sales	• Focuses management on driving profitable growth while managing expenses • Focuses management on overall profitability of the Company
Free Cash Flow	• Cash flows provided from operating activities less net purchases of property and equipment and other	• Focuses management on achievement of positive free cash flow through increased earnings and disciplined management of working capital levels and capital expenditures

Reconciliation of the above measures to those calculated in accordance with generally accepted accounting principles (“GAAP”) provided in Annex A. Net New Sales for incentive plan purposes does not include net new sales attributable to Next Level Hospitality given that organization’s mid-year (June 2021) acquisition by Aramark. If net new sales attributable to Next Level Hospitality after the acquisition date were included, total net new sales would have exceeded $500M; however, this would have had no impact on payouts since the performance outcome without Next Level hospitality exceeded the maximum performance level.

The annual incentives of all NEOs except Mr. Bruno are based 100% on Corporate-level performance. Mr. Bruno’s annual incentive payout is determined based 84% on the financial performance of the businesses he oversees and 16% based on Corporate-level financial performance.

Fiscal 2021 Annual Goal-Setting Process

Performance targets are designed to be challenging and take into consideration prior year results, expectations going forward, the Company’s strategic plan, and the expected impact of any extenuating circumstances, such as the COVID-19 pandemic, on the company’s results. The Committee establishes targets at the beginning of the fiscal year consistent with the Company’s long-term expectations for the business, which, prior to the pandemic, and in a normalized operating environment included (for informational purposes):

•	Mid-to-high single-digit annual growth in adjusted operating income

•	Organic or adjusted annual revenue growth of two percent to five percent

•

For fiscal 2021, Net New Sales, Adjusted Operating Margin, and Free Cash Flow were set above 2020 performance outcomes. Specifically, the Company’s performance target of $309M for Net New Sales was set approximately three times higher than the Company’s five-year Net New Sales historical average.

Additionally, the Committee maintained, for fiscal 2022, the fiscal 2021 approach of using broadened performance shoulders (the performance required to achieve threshold and maximum performance) to take into account the still challenging goal setting environment in which the Company is operating, the uncertainty of projecting the pandemic scope and duration and to avoid outsized payments under the plan.

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Fiscal 2021 Annual Incentive Outcomes

Based on the performance metrics established by the Committee and the Company’s 2021 performance, the Committee determined Aramark achieved 149.30% of target payout for executives assessed exclusively on corporate performance and 146.27% of target for the COO of the U.S. F&F businesses based on a combination of corporate and U.S. F&F performance.

U.S. Food & Facilities Results Corporate Results Performance Metric (Weighted %) Threshold 25% Target 100% Maximum 200% Actual Result % Payout % Earned % of Payout $154.5m $309M $463.5m $470.3M actual 200% 80% 1.25% 3.10% 4.65% 2.44%1 actual 73% 29.3% -$100M -$22M $200M $281.7M1 actual 200% 40% Total Payout-Corporate 149.30% $87.5M $175M $262.5M $234.5M1 Actual 168% 67.2% 2.05% 4.10% 6.15% 3.985%3 Actual 96% 38.3% $150M $200M $250M $414.9M4 Actual 200% 40% Total Payout- COO U.S. Food & Facilities5 146.27% Net New Sales 40% AOI Margin 40% Free Cash Flow 20% Net New Sales 40% AOI Margin 40% Free Cash Flow 20%

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[1]

Reconciliation of the above measures to those calculated in accordance with generally accepted accounting principles (“GAAP”) provided in Annex A. Net New Sales for incentive plan purposes does not include net new sales attributable to Next Level Hospitality given that organization’s mid-year (June 2021) acquisition by Aramark. If net new sales attributable to Next Level Hospitality after the acquisition date were included, total net new sales would have exceeded $500M; however, this would have had no impact on payouts for Messrs. Zillmer and Ondrof and Mses. McKee and Harrington since the corporate performance outcome without Next Level Hospitality already exceeded the maximum performance level.

[2]

The Net New Sales calculation for purposes of the U.S. Food & Facilities business performance represents the annualized value of gross new business less the annualized value of lost business for the businesses Mr. Bruno oversees. Net New Sales is an internal statistical metric used to evaluate Aramark’s new sales and retention performance.

[3]

The AOI margin calculation for purposes of the U.S. Food & Facilities business performance represents the revenue and operating income for the businesses Mr. Bruno oversees adjusted to exclude the revenue and operating income of the Next Level acquisition. Operating income of the U.S. Food & Facilities businesses is also adjusted to exclude the amortization expense of acquisition-related intangible assets.

[4]

The Free Cash Flow calculation for purposes of the U.S. Food & Facilities business performance represents net cash provided by operating activities less net purchases of property and equipment and other for the businesses Mr. Bruno oversees.

[5]

Payout under Mr. Bruno’s annual incentive award is based the financial metrics noted; however, 84% of Mr. Bruno’s annual incentive payout is determined based on the performance of the businesses he oversees (i.e., U.S. Food & Facilities) and 16% is determined based on corporate-level performance.

Fiscal 2021 Annual Incentives Earned by NEO

Based on the results of the performance metrics approved by the Committee, the NEOs earned annual incentive award for 2021 as follows in the table below.

NEO	Job Title	Base Salary	x	Target Award %	x	Actual Earned %	=	Actual Payout

John Zillmer	CEO	1,300,000		175%		149.30%		$3,396,484

Thomas Ondrof	EVP, CFO	800,000		100%		149.30%		$1,194,368

Lynn McKee	EVP, HR	717,738		100%		149.30%		$1,071,554

Marc Bruno	COO, US Food & Facilities	625,000		100%		146.27%*		$914,200

Lauren Harrington	SVP, General Counsel	500,000		85%		149.30%		$634,508

*

Payout under Mr. Bruno’s annual incentive award is based on the same financial metrics noted above; however, 84% of Mr. Bruno’s annual incentive payout is determined based on the performance of the businesses he oversees (i.e., U.S. Food & Facilities) and 16% is determined based on corporate-level performance.

Fiscal 2022 Annual Incentive Performance Metrics and Weightings

The annual incentive plan for fiscal 2022 will use the same performance metrics and weightings that were used in 2021.

FY22 Annual Incentive Design

Net New Sales 40% AOI Margin 40% Free Cash Flow 20%

ESG Metric Inclusion for Fiscal 2023. The Company is reviewing various potential approaches to include ESG metrics into the plan’s design for fiscal 2023. We include ESG metrics as a formal part of each NEO’s individual performance scorecard used in the performance management process. For fiscal 2023, we expect to include ESG metrics as formal targets under the annual incentive plan.

Long Term Incentives (LTI)

Fiscal 2021 Long Term Incentive Awards (actual grant date in fiscal 2020 on September 4, 2020)

In order to address retention concerns, the Board granted the fiscal 2021 equity awards in September 2020, rather than November 2020, for all equity-eligible employees, including the NEOs. Given the challenging goal setting

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environment caused by the pandemic, this grant consisted solely of 50% options and 50% RSUs. The Committee determined that beginning with the fiscal 2022 grant and going forward, NEO LTI awards will consist of at least 50% performance-based awards. The Company made one fiscal 2021 equity grant to the CEO, which consisted of a premium-priced stock option grant consisting of 59,803 stock options with an exercise price of $85.00 and a grant date fair value of approximately $340,000. These 59,803 premium-priced stock options were originally granted to Mr. Zillmer in fiscal year 2020; however, subsequent to the end of fiscal 2020, Mr. Zillmer agreed to forfeit these options because the total number of options granted to him in calendar 2020 inadvertently exceeded the annual limit to an individual under the terms of the stock plan. On January 7, 2021, Mr. Zillmer was granted these 59,803 premium-priced stock options with an $85 exercise price – see the Grants of Plan Based Awards Table for more details.

Fiscal 2022 Long Term Incentive Grant Targets

Long term incentive award values were not increased for fiscal 2021. Marc Bruno’s equity grant value was increased 5.7% for fiscal 2022 based on the results of a competitive market assessment for his role as COO of Aramark’s largest businesses. The actual payouts for fiscal 2022 can range from 50% to 149% based on the extent to which fiscal 2022 PSUs are earned based on the fiscal 2022 through 2024 performance period. Included in this range is the TSR modifier, which can impact 30% of the total by +/- 25%. Mr. Zillmer’s offer letter provides for a long term incentive target of not less than $9,500,000 annually.

NEO	Job Title	Fiscal 2020 Grant (November 2019)	Fiscal 2021 Grant (September 4, 2020)		Fiscal 2022 Grant (November 18, 2021)
		LTI Target	LTI Target	% Increase	LTI Target	% Increase
John Zillmer	CEO	$9,500,000	$9,500,000	0%	$9,500,000	0%
Thomas Ondrof	EVP, CFO	$2,000,000	$2,000,000	0%	$2,000,000	0%
Lynn McKee	EVP, HR	$1,500,000	$1,500,000	0%	$1,500,000	0%
Marc Bruno	COO, US Food & Facilities	$1,750,000	$1,750,000	0%	$1,850,000	5.7%
Lauren Harrington	SVP, General Counsel	$1,500,000	$1,500,000	0%	$1,500,000	0%

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Fiscal 2022 Long Term Incentive Grant Allocation

Fiscal 2022 LTI Grant (granted November 2021)

PSUs 50% Stock Options 30% RSUs 20% 30% 3-Year Compound Annual Adjusted Revenue Growth Rationale: Long-term revenue growth critical as Company recovers from the pandemic. 30%3-Year Compound Annual AdjustedOperating Income Growth Rationale: Focuses management on drivinglong-term profitable growth. 40%3-Year Return onInvested Capital Rationale: Focuses management on generatingreturns through disciplined capital management.These PSUs, related to ROIC performance, arenot subject to the relative TSR payout modifier. Payout Modifier3-Year Relative TotalShareholder Return (TSR) -applies only to AdjustedRevenue and AdjustedOperating Income Metrics Rationale: Encouragesperformance that not onlyincreases shareholder value,but increases it to an extentthat compares favorablyrelative to companies in theperformance peer group

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Payout Outcomes for PSUs Related to Fiscal 2019 – 2021 Performance Period

PSUs that vested at the end of fiscal 2021 had performance targets based on three-year Cumulative Adjusted EPS and three-year Return on Invested Capital for the fiscal 2019 – 2021 performance period. No payout was earned based on performance outcomes and no adjustments were made, so 100% of these awards were forfeited.

Performance Metric(Weighted %) BelowThreshold Threshold Target Maximum ActualResult %Payout %Earned % ofPayout 0% 25% 100% 200% Fiscal 2019 2021 Results AdjustedEPS 50% $6.69 $7.22 $7.79 $1.76Actual 0% 0% ROIC 50% 10.0% 11.0% 12.0% 1.2%Actual 0% 0% Total Payout (% of Target) 0%

Outstanding PSU Grants

In the table below, we show the outstanding PSU grant, which was provided in fiscal 2020. PSUs are earned based on performance relative to the performance metrics shown below and will not be determined until the end of each respective three-year performance period.

Outstanding PSU Grants	Weight	2020	2021	2022
Fiscal 2020 PSUs
• Revenue Growth	40%	Three-Year Performance (2020 – 2022)
• Adjusted Operating Income Growth	30%	Three-Year Performance (2020 – 2022)
• Return on Invested Capital	30%	Three-Year Performance (2020 – 2022)
• Relative Total Shareholder Return	+/- 25% Modifier	Three-Year Performance (2020 – 2022)

Other Compensation Components

The Compensation Committee provides additional benefits to the NEOs that are customary for executives of similar rank to enable our executives to focus on our business and enhance their commitment to us.

Savings Incentive Retirement Plan: We make available a non-qualified savings plan intended as a substitute for those employees ineligible to participate in our 401(k) plan because of certain legal requirements.

Severance Arrangements and Payments upon a Change of Control: We have employment agreements with all NEOs for indeterminate periods terminable by either party, and in most cases our executives are entitled to certain payments and benefits in connection with certain terminations of employment. These provisions are intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and our other constituents without concern over whether the transactions may jeopardize the executive’s own employment. While we do have these agreements in place, from time to time it has been necessary to renegotiate some terms upon actual termination.

Equity awards granted since the IPO and agreements with our NEOs that provide for other payments in connection with a change of control contain a “double trigger” in order for the executive to receive compensation, meaning that

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awards will be accelerated only if the executive’s employment is terminated within a certain period following the change of control. For more information about change of control and severance payments for our NEOs, see the disclosure under “Potential Post-Employment Benefits.”

Perquisites: We provide our NEOs with other benefits that the Committee believes are reasonable and encourage retention. The costs of these benefits constitute a small percentage of each NEO’s total compensation. These benefits are reflected in the All Other Compensation column in the Summary Compensation Table and include:

•	premiums paid on life insurance

•

a survivor income protection plan (entitling a surviving spouse or domestic partner and dependent children to receive the executive’s full base salary for one year after the executive’s death and one half of the executive’s base salary for the subsequent nine years, or alternatively, an amount equal to his or her base salary upon retirement or death for a participant who is at least 65 years old and has attained five years of employment – currently, this plan is frozen and only Ms. McKee participates);

•	disability insurance and executive health insurance;

•	receipt of a taxable car allowance and no cost parking at a garage near Company offices;

•	an executive physical;

•	financial planning services;

•	personal use of Company tickets or the Company box and related items at sporting or other events.

In November 2019, the Committee amended the Company’s policy to no longer require the CEO to use company-provided aircraft or car and driver for all business and personal travel. The Chair of the Compensation and Human Resources Committee has approved Mr. Zillmer’s and Mr. Ondrof’s entering into Aircraft Time Sharing Agreements with the Company that permits each of them to reimburse the Company for incremental cost of their personal use of the corporate aircraft. During 2021, Messrs. Zillmer and Ondrof used the Company aircraft for personal use for themselves and in some cases family members and reimbursed the Company for the incremental cost of such use pursuant to the Aircraft Time Sharing Agreements. Messrs. Zillmer and Bruno also had family members accompany them on business trips on the Company aircraft at no incremental cost.

MARKET BENCHMARKING

Our compensation program is structured to enable us to maintain our competitive position for key executive talent. To establish market competitive compensation practices for all NEOs, our Committee refers, in part, to peer group data.

Fiscal 2021 Compensation Peer Group

The Committee worked with its independent consultant, Meridian Compensation Partners LLC, to develop the Compensation Peer Group in early fiscal 2020. The Committee, based on input from Meridian, reviewed the Compensation Peer Group for fiscal 2021 and deemed it to continue to be appropriate with the exception of removing Hertz due to a bankruptcy. Peers focus on providing business services, have a logistics-centered business model, have a repeatable business model and are consumer facing with large workforces.

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The following table lists relevant comparative information for the 2021 Compensation Peer Group.

Company Name	Sales ($M)	Mkt Cap ($M)	Ent. Value ($M)	Assets ($M)	# of Employees	Total Shareholder Return
						1 Year	3 Years	5 Years
Aramark	$12,096	$9,206	$16,653	$14,376	248,300	34%	-13%	0%
Executive Compensation Peer Group (n = 18)
ABM Industries Incorporated	$6,018	$3,237	$3,639	$3,897	114,000	29%	55%	30%
Carnival Corporation & plc	$655	$28,454	$50,581	$53,514	70,000	74%	-56%	-40%
C.H. Robinson Worldwide, Inc.	$19,111	$12,418	$13,857	$5,907	15,233	-13%	-5%	38%
Cintas Corporation	$7,267	$38,915	$41,164	$7,858	40,000	15%	103%	266%
Darden Restaurants, Inc.	$7,975	$18,812	$23,296	$10,542	156,883	52%	52%	187%
Dollar General Corporation	$33,665	$51,530	$64,441	$25,488	158,000	0%	96%	214%
Dollar Tree, Inc.	$25,768	$23,675	$32,040	$20,445	129,772	7%	19%	24%
Expeditors Int’l of Washington, Inc.	$12,670	$20,570	$19,312	$5,953	17,480	31%	65%	141%
Kohl’s Corporation	$18,454	$8,633	$13,093	$15,506	110,000	153%	-29%	35%
Macy’s, Inc.	$21,931	$5,892	$12,118	$18,417	75,711	295%	-24%	-21%
ManpowerGroup Inc.	$20,397	$6,391	$6,363	$9,452	25,000	57%	40%	72%
MGM Resorts International	$6,271	$20,065	$40,783	$36,776	54,000	106%	72%	82%
Performance Food Group Company	$30,399	$6,609	$9,481	$7,846	22,885	37%	52%	97%
Republic Services, Inc.	$10,555	$36,228	$45,380	$23,922	35,000	32%	76%	163%
Royal Caribbean Cruises Ltd.	$93	$21,403	$38,275	$33,692	84,950	41%	-26%	34%
US Foods Holding Corp.	$25,944	$8,106	$13,713	$13,064	26,000	60%	19%	53%
XPO Logistics, Inc.	$18,696	$13,771	$21,077	$15,564	107,000	63%	23%	279%
Yum! Brands, Inc.	$6,279	$36,380	$47,339	$5,649	38,000	37%	44%	107%

Source: S&P CapitalIQ (as of October 1, 2021).
Revenue represents trailing 12 months; Market Cap and Enterprise Value reflect a 6-month average, and Assets reflect most recent reported quarter.
Aramark’s Revenue and Assets reflect actual results as of year-end October 1, 2021.
Aramark Relative to Peer Group
Aramark Percentile Rank	45%	30%	38%	50%	100%	38%	21%	9%

Survey Data

In evaluating the compensation of certain of our NEOs, the Committee also references survey data. In fiscal 2021, the Committee referred to peer group data and a subset of the Willis Towers Watson 2020 CDB General Industry Executive Compensation Survey that is size-adjusted through regression analysis based on our revenue, to perform a market check of the individual components of compensation and total compensation for Ms. McKee, Mr. Bruno, and Ms. Harrington. We do not consider any specific company included in the survey to be a material factor in the review of the compensation of our NEOs. When making pay decisions the Committee generally targets the market median of survey data but retains flexibility to position employees above or below median based on employee experience, skill-set, and performance.

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COMPENSATION GOVERNANCE POLICIES

Independence of the Compensation Consultant

The Committee’s independent compensation consultant is selected and retained by the Committee to advise on executive and director compensation and it is not intended that the consultant will do any other work for the Company. The independent compensation consultant is Meridian Compensation Partners, LLC (Meridian). The Committee considered Meridian’s independence and determined that the engagements did not raise any conflict of interest or other issues that would adversely impact their independence, including using the six factors set forth in the SEC and New York Stock Exchange rules regarding compensation advisor conflict of interest and independence. Accordingly, the Committee determined Meridian to be independent and free from conflicts of interest. During fiscal 2021, Meridian did not provide other services to the Company outside of its relationship with the Committee.

Role of Independent Compensation Consultant

The Committee’s independent compensation consultant provides the Committee with general services related to executive and director compensation, and associated governance each year. These services include market intelligence, compensation trends, suggestions about compensation program design, general views on specific requests to the Committee from management regarding compensation program design or decisions, the review of the peer group, benchmarking executive pay relative to the peer group and the broader market for executive talent, and an analysis of the risk profile of the compensation system. In particular years, the services also have included thorough analyses of various compensation issues.

With respect to fiscal 2021, Meridian:

•	Evaluated competitiveness of executive compensation and benefit programs, including base salary, annual incentives, long-term incentives, perquisites, and severance provisions;

•	Reviewed and helped to develop the Company’s peer groups for compensation and performance comparisons;

•

Provided the Committee with updates on executive compensation and benefits trends, especially related to the COVID-19 pandemic, as well as information on the latest regulatory, legislative, proxy advisor, and other relevant developments;

•	Reviewed and supported the Committee in the drafting and finalizing public filings related to compensation decisions;

•	Supported the Committee in assessing risk in the Company’s incentive plans, including participation in meetings where the Committee evaluated presentations on risk assessment; and

•	Various other matters, as requested by the Committee

A Meridian representative attended all of the Compensation Committee’s meetings during fiscal 2021.

Interaction of the Compensation Committee with Executive Officers and Others

CEO: The Committee regularly seeks input from the CEO on the performance of his direct reports including other NEOs and his views on how performance metrics and goals will motivate other executives and the workforce. The Committee also discusses with the CEO matters relating to the retention of key executives and employees and seeks his input on his performance results and his objectives.

EVP, Human Resources: The Compensation Committee regularly asks the EVP, Human Resources to attend portions of the Committee’s meetings in order to discuss compensation design and award issues, allow her to review and respond to suggestions about compensation matters and ask for her input about compensation decisions.

Other Executive Officers: As necessary, the CFO attends Committee meetings to discuss and review financial metrics relating to our compensation programs. Additionally, the General Counsel or the Senior Vice President and Deputy General Counsel attends Committee meetings to advise about legal requirements and provide regulatory updates.

In administering the annual cash and long term equity incentive plans of the Company, the Committee approves cash and equity awards to executives and/or recommends such approval by a subcommittee of the Committee, as

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appropriate, for purposes of obtaining certain exemptions under Rule 16b-3 of the Exchange Act. References in this proxy statement to actions taken by the Committee may, in certain circumstances, refer to actions formally taken by a subcommittee of the Committee in conjunction with additional corresponding actions taken by the full Committee.

Long Term Incentive Grant Procedures

Timing of Awards: The Committee generally makes annual awards of equity incentives at its meeting held early in each fiscal year, typically in November but, as discussed above, expedited the grant for fiscal 2021 to the end of fiscal 2020. The Committee has in the past, and may in the future, make limited grants of long term incentives on other dates, including to retain key employees, to compensate an employee in connection with a promotion or to compensate newly hired executives for equity or other benefits lost upon termination of previous employment or to otherwise induce them to join our Company.

Grant Date and Exercise Price: The grant date of LTI to executives may be the date of Committee approval or, if specified in the approval, a later date, including a date of subcommittee approval if designated by the Compensation Committee. The exercise price of option grants is not lower than the closing market price of our common stock on the date of grant.

RISK MITIGATION POLICIES

Stock Ownership Guidelines

The Committee adopted the following stock ownership guidelines to align the interests of each NEO with those of shareholders.

Executive	Job Title	Stock Ownership Guideline(1)
Mr. Zillmer	CEO	6x annual base salary
Mr. Ondrof	EVP, CFO	3x annual base salary
Ms. McKee	EVP, HR	3x annual base salary
Mr. Bruno	COO, US Food & Facilities	3x annual base salary
Ms. Harrington	SVP, General Counsel	3x annual base salary

(1)	Prior to attainment, absolute value is determined annually based on the then-current salary and the prior fiscal year’s average of month-end stock closing prices.

For purposes of determining compliance with the guidelines, shares included are limited to those that are (1) directly or indirectly beneficially owned (held indirectly, such as through family trusts or by immediate family members) or (2) unvested restricted stock units. Therefore, unexercised vested and unvested stock options and unearned or unvested PSUs are not considered when determining compliance with the guidelines.

These guidelines require that the specified amount be attained by the fifth anniversary of the date the named executive officer became subject to their current ownership guideline. If an NEO has not attained the guideline amount by such date, one half of all shares delivered upon vesting of awards held by such NEO (net of withholding for tax obligations) must be retained until the guideline amount has been attained.

All of our named executive officers have met or are on track to meet/exceed their ownership guideline by their target ownership date.

Prohibitions on Hedging and Restrictions on Pledging

The Company’s Securities Trading Policy restricts pledging and prohibits our directors, officers and employees from engaging in hedging, speculative or other transactions that hedge or offset any decrease in the market value of Aramark stock (including swaps, forwards, options, futures, collars, exchange funds, and other derivative transactions or arrangements). While this policy applies to all executives and directors, the prohibition on hedging does not apply to Mantle Ridge. None of our directors or named executive officers or other executive officers has currently pledged Aramark stock.

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Clawback Policy

The Committee and Board approved a robust incentive compensation recoupment, or “clawback” policy for executive officers and CEO direct reports in fiscal 2015. This policy provides that if an individual was overpaid incentive compensation (annual incentive and performance-based long-term incentives) as a result of reported financial or operating results that were misstated and that such person engaged in misconduct that contributed to a misstatement, the Company may seek to recover the amount of any overpayment or cancel such excess incentive compensation. In November 2018, the Committee expanded the scope of the policy to cover approximately 165 executives and to provide that the Company can recover incentive compensation if an executive commits a material violation of law that results in significant economic or reputational damage to the Company.

Compensation Risk Disclosure

As part of its responsibility to set appropriate executive compensation, the Committee annually considers balance in the compensation program and its impact on Aramark’s risk management profile.

Specifically, in fiscal 2021, the Committee considered whether the mix of performance-based pay, the performance metrics and the degree of difficulty of the performance goals was sufficient to encourage management to strive for strong performance without encouraging risk taking beyond established risk parameters. The Committee also considered the input of its independent compensation consultant, Meridian, regarding the risk profile of the compensation program as well as various factors that would mitigate risks associated with Aramark’s compensation program. These factors include: an effective balance between the cash and equity mix and short and long-term focus; the use of multiple performance metrics; substantial stock ownership guidelines; a clawback policy; an anti-hedging policy; and independent committee oversight of the compensation programs.

After discussing all such matters, the Compensation Committee determined that in relation to fiscal 2021, Aramark’s compensation program is appropriately structured and does not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company.

Impact of Regulatory Requirements on Executive Compensation

Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code (the “Code”) limit our ability to take a tax deduction for certain “excess parachute payments” (as defined in the Code) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance and other payments from us that are contingent on or in connection with a change of control.

The Compensation Committee considered the adverse tax liabilities imposed by Sections 280G and 4999 of the Code, as well as other competitive factors, when it structured certain post-termination compensation payable to our named executive officers. The potential adverse tax consequences to us and/or the executive, however, are not necessarily determinative factors in such decisions. Our 2007 employment agreement with Ms. McKee required us to make a gross-up payment to compensate her for any excise taxes (and income taxes on such gross-up payment) that she incurs under Section 4999 of the Code; however, this benefit was eliminated in July 2020. Additionally, as market practices changed following 2007, the Compensation Committee determined it would no longer provide such gross-up payments in new agreements entered into with executive officers. As a result, no gross-up payment provisions were included in the employment agreements entered into with Messrs. Zillmer, Ondrof, and Bruno and Ms. Harrington.

Section 162(m). Section 162(m) of the Code (“Section 162(m)”) generally disallows a tax deduction to a public corporation for compensation over $1,000,000 paid in any fiscal year to a company’s chief executive officer or other named executive officers (excluding the company’s principal financial officer, in the case of tax years commencing before 2018). However, in the case of tax years commencing before 2018, the statute exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate the exemption for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and to expand the group of current and former executive officers who may be covered by the deduction limit under Section 162(m). While Aramark’s shareholder approved incentive plans were previously structured to provide that certain awards could be made in a manner intended to qualify for the performance-based compensation exemption, that exemption will no longer be available for the current and future tax years (other than with respect to certain “grandfathered” arrangements as noted above).

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Compensation Committee Interlocks and Insider Participation

From August 25, 2019, the date Eric Foss stepped down as Chairman, President & CEO through October 6, 2019, the date of Mr. Zillmer’s appointment as Chief Executive Officer, Mr. Sadove, a member of our Compensation Committee, served as a member of the Office of the Chairman, with Mr. Sadove effectively serving as the Company’s Principal Executive Officer during that time.

Paul Hilal, a member of our Compensation Committee, is Founder and Chief Executive Officer of Mantle Ridge LP. Please see “Certain Relationships and Related Transactions” on page 69 for additional information on the Company’s Stewardship Framework Agreement with Mantle Ridge.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and in this Proxy Statement relating to our 2022 Annual Meeting of Shareholders. Submitted by the Compensation Committee of the Board:

Susan Cameron, Chairman

Greg Creed

Richard W. Dreiling

Paul C. Hilal

Stephen I. Sadove

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COMPENSATION TABLES

2021 Summary Compensation Table

The following tables, narrative and footnotes discuss the compensation of our Chief Executive Officer, our Chief Financial Officer, the three other most highly compensated executive officers serving at the end of fiscal 2021, who are referred to as named executive officers or NEOs.

Name and Principal position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non- Equity Incentive Plan Compen- sation(4) ($)	Change in Pension value And Non- Qualified Deferred Compensation Earnings(5) ($)	All Other Compen- sation(6) ($)	Total ($)

John J. Zillmer Chief Executive Officer	2021	1,293,750	—	—	340,279	3,396,484	—	21,206	5,051,719
	2020	1,118,750	682,500	11,400,063	13,600,026	227,500	—	65,189	27,094,029

Thomas Ondrof EVP and Chief Financial Officer	2021	796,163	—	—	—	1,194,368	—	31,994	2,022,525
	2020	485,385	180,000	2,400,037	3,600,272	60,000	—	94,983	6,820,677

Lynn B. McKee, EVP, Human Resources	2021	714,293	—	—	—	1,071,554	16,613	58,140	1,860,600
	2020	659,073	215,321	1,965,647	2,700,024	71,774	16,182	59,394	5,687,415
	2019	712,685	—	1,050,029	450,002	629,887	16,946	56,479	2,916,028

Marc Bruno COO, US Food & Facilities	2021	621,994	—	—	—	914,200	8,075	40,420	1,584,689
	2020	570,584	182,010	2,224,278	3,400,033	60,670	7,665	43,809	6,489,048

Lauren Harrington, General Counsel	2021	497,587	—	—	—	634,508	2,588	29,231	1,163,914
	2020	452,850	127,500	1,820,756	2,700,024	42,500	2,339	32,481	5,178,451
	2019	380,624	—	794,623	340,506	242,600	2,252	40,184	1,800,788

(1)

For 2019, 2020, and 2021, Mr. Bruno and Mses. McKee and Harrington deferred portions of their salaries under the 2007 Savings Incentive Retirement Plan. These amounts are reflected in this column, and, for fiscal 2021, are reflected in the Non-Qualified Deferred Compensation Table. Salaries for fiscal 2020 were subject to a 25% reduction from April 6, 2020, through October 2, 2020. Fiscal 2020 salary for Mr. Ondrof also reflects a partial year for service after January 7, 2020.

(2)

No restricted stock units or performance stock units were granted in fiscal 2021 because the Committee expedited the fiscal 2021 equity grants from November 2020 to September 2020, the last month of fiscal 2020. Includes the aggregate grant date fair value of restricted stock units and performance stock units granted in the respective fiscal year computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions, refer to Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ending October 1, 2021. For previously granted PSUs, the grant date fair value reported is based upon the probable outcome of performance at the grant date.

	Fiscal 2019 Grants		Fiscal 2020 Grants
	Probable Outcome ($)	Highest Level of Performance ($)	Probable Outcome ($)	Highest Level of Performance ($)

John Zillmer	N/A	N/A	$4,750,035	$11,875,086

Thomas Ondrof	N/A	N/A	$1,000,012	$2,500,029

Lynn McKee	$750,010	$1,500,021	$750,020	$1,875,049

Marc Bruno	N/A	N/A	$875,023	$2,187,557

Lauren Harrington	$567,565	$1,135,130	$750,020	$1,875,049

The grant date fair value of performance awards with market-based conditions like relative total shareholder return is determined based on a Monte Carlo simulation.

(3)

Includes the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The Committee expedited the fiscal 2021 equity grants from November 2020 to September 2020, the last month of fiscal 2020. Therefore, this column for fiscal 2021 only includes an equity grant to John Zillmer for a premium-priced stock option grant. For additional information on the valuation assumptions, refer to Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ending October 1, 2021.

(4)	Represents fiscal year 2019, 2020, and 2021 payments made under the Management Incentive Bonus Plan.

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(5)	Includes amounts earned on deferred compensation in excess of 120% of the applicable federal rate, based upon the above-market return at the time the rate basis was set.

(6)	The following are included in this column for 2021:

a)

The aggregate incremental cost to us of the following perquisites: car allowance, premium payments for disability insurance, premium payments for an excess health insurance plan, payments for an executive physical, financial planning, and for Mr. Ondrof, personal use of Company-owned tickets or the Company-owned suite at sports stadiums and arenas. Pursuant to Aircraft Time Sharing Agreements entered into between each of Mr. Zillmer and Mr. Ondrof and the Company, Mr. Zillmer and Mr. Ondrof reimburse the Company for the aggregate incremental cost to the Company attributable to each of their personal use of the Company aircraft. The calculation of incremental cost for personal use of Company aircraft includes the variable costs incurred as a result of their personal flight activity, including charges for aircraft fuel, landing fees, an any travel expenses for the flight crew. The variable costs for the Company’s fractional ownership share include the regular hourly charge, the fuel variable charge, international flat fees and other fees. Mr. Zillmer and Mr. Ondrof are not reimbursed by the Company for any personal income taxes associated with their personal use of the Company aircraft or the Company fractional ownership share. Personal guests of Mr. Zillmer and Mr. Bruno accompanied them on certain business flights which resulted in zero incremental cost to the Company.

b)

Premium payments for term life insurance or the Survivor Income Protection Plan as follows: for Mr. Zillmer, $1,176, for Mr. Ondrof, $882, for Ms. McKee, $9,079, for Mr. Bruno, $1,176, and for Ms. Harrington, $1,176.

c)	Amounts that constitute the Company match to the Savings Incentive Retirement Plan for fiscal 2021 of $9,750 for each of Mr. Bruno, and Mses. McKee and Harrington.

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Grants of Plan-Based Awards for Fiscal Year 2021

The following table provides information about equity and non-equity awards granted to our named executive officers in fiscal 2021.

				Estimated Future Payouts under Non-Equity Incentive Plan Awards(2) ($)			Estimated Future Payouts under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Type(1)	Grant Date	Committee Meeting Date	Thres- hold	Target	Maxi- mum	Thres- hold	Target	Maxi- mum
Zillmer	ACI			568,750	2,275,000	4,436,250
	NQSOs(4)	1/7/2021	1/6/2021								59,803	$85.00	$340,279
Ondrof	ACI			200,000	800,000	1,560,000
McKee	ACI			179,435	717,738	1,399,589
Bruno	ACI			156,250	625,000	1,218,750
Harrington	ACI			106,250	425,000	828,750

(1)	ACI = Annual Cash Incentive; NQSO = Non-Qualified Stock Option

(2)	The amounts represent the threshold, target, and maximum payouts under the Management Incentive Bonus Plan for the 2021 performance period.

(3)

This column shows the full grant date fair value of non-qualified stock options granted to our named executive officers in fiscal 2021 under FASB ASC Topic 718. There were no restricted stock units or performance stock units granted to our named executive officers in fiscal 2021 because the Committee expedited the fiscal 2021 equity grants from November 2020 to September 2020, the last month of fiscal 2020.

(4)

These stock options are premium priced options, granted at an exercise price that exceeded the market value of the common stock on the date of grant, intended to motivate superior performance over the long term.

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Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information with respect to outstanding equity awards held by our NEOs at 2021 fiscal year-end.

		Option Awards						Stock Awards
Name	Type	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Zillmer	NQSOs	75,079	225,238			$42.43	11/21/2029
	NQSOs	177,106	354,214			$28.30	9/4/2030
	NQSOs	—	132,451			$35.00	9/4/2030
	NQSOs	—	172,118			$45.00	9/4/2030
	NQSOs	—	218,341			$55.00	9/4/2030
	NQSOs	—	271,740			$65.00	9/4/2030
	NQSOs	—	332,226			$75.00	9/4/2030
	NQSOs	—	341,804			$85.00	9/4/2030
	NQSOs	—	59,803	(6)		$85.00	1/7/2031
	PSUs(3)									52,743	$1,887,145
	RSUs(4)							147,672	$5,283,714
Ondrof	NQSOs	15,297	45,891			$43.57	1/7/2030
	NQSOs	37,285	74,572			$28.30	9/4/2030
	NQSOs	—	44,151			$35.00	9/4/2030
	NQSOs	—	57,373			$45.00	9/4/2030
	NQSOs	—	72,781			$55.00	9/4/2030
	NQSOs	—	90,580			$65.00	9/4/2030
	NQSOs	—	110,742			$75.00	9/4/2030
	NQSOs	—	133,869			$85.00	9/4/2030
	PSUs(3)									10,891	$389,680
	RSUs(4)							30,883	$1,104,982
McKee(5)	NQSOs	30,817	—			$23.92	12/20/2023
	NQSOs	77,202	—			$28.66	11/19/2024
	NQSOs	67,582	—			$32.65	11/20/2025
	NQSOs	75,651	—			$34.08	11/18/2026
	NQSOs	41,142	13,716			$40.74	11/16/2027
	NQSOs	26,914	26,914			$36.74	11/15/2028
	NQSOs	11,854	35,565			$42.43	11/21/2029
	NQSOs	27,964	55,929			$28.30	9/4/2030
	NQSOs	—	33,113			$35.00	9/4/2030
	NQSOs	—	43,030			$45.00	9/4/2030
	NQSOs	—	54,586			$55.00	9/4/2030
	NQSOs	—	67,935			$65.00	9/4/2030
	NQSOs	—	83,057			$75.00	9/4/2030
	NQSOs	—	100,402			$85.00	9/4/2030
	PSUs(3)									8,328	$297,976
	RSUs(4)							29,624	$1,059,942

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		Option Awards					Stock Awards
Name	Type	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bruno	NQSOs	12,327	—		$23.92	12/20/2023
	NQSOs	13,176	—		$27.05	5/12/2024
	NQSOs	48,251	—		$28.66	11/19/2024
	NQSOs	35,903	—		$32.65	11/20/2025
	NQSOs	56,738	—		$34.08	11/18/2026
	NQSOs	30,855	10,288		$40.74	11/16/2027
	NQSOs	26,914	26,914		$36.74	11/15/2028
	NQSOs	11,854	35,565		$42.43	11/21/2029
	NQSOs	1,982	5,947		$42.24	12/4/2029
	NQSOs	32,625	65,250		$28.30	9/4/2030
	NQSOs	—	44,151		$35.00	9/4/2030
	NQSOs	—	57,373		$45.00	9/4/2030
	NQSOs	—	72,781		$55.00	9/4/2030
	NQSOs	—	90,580		$65.00	9/4/2030
	NQSOs	—	110,742		$75.00	9/4/2030
	NQSOs	—	133,869		$85.00	9/4/2030
	PSUs(3)								9,716	$347,638
	RSUs(4)						32,995	$1,180,566
Harrington	NQSOs	9,452	—		$16.21	7/9/2023
	NQSOs	3,082	—		$23.92	12/20/2023
	NQSOs	9,651	—		$28.66	11/19/2024
	NQSOs	5,703	—		$32.65	11/20/2025
	NQSOs	6,383	—		$34.08	11/18/2026
	NQSOs	5,142	1,716		$40.74	11/16/2027
	NQSOs	2,422	2,423		$36.74	11/15/2028
	NQSOs	11,755	11,756		$30.59	3/4/2029
	NQSOs	10,260	10,260		$37.66	8/8/2029
	NQSOs	11,854	35,565		$42.43	11/21/2029
	NQSOs	27,964	55,929		$28.30	9/4/2030
	NQSOs	—	33,113		$35.00	9/4/2030
	NQSOs	—	43,030		$45.00	9/4/2030
	NQSOs	—	54,586		$55.00	9/4/2030
	NQSOs	—	67,935		$65.00	9/4/2030
	NQSOs	—	83,057		$75.00	9/4/2030
	NQSOs	—	100,402		$85.00	9/4/2030
	PSUs(3)								8,328	$297,976
	RSUs(4)						27,015	$966,611

(1)

The amounts in this column are time vesting and performance based options that have vested, generally based on the vesting schedules described below in footnote 2, provided that a certain portion of these options which were subject to performance conditions may have vested at an earlier or later time when such performance conditions were satisfied.

(2)

These are options subject to time vesting and vest 25% per year over four years from the date of grant, other than fiscal 21 annual equity grant, with an exercise price of $28.30 (made in September 2020), which vests 33% per year; and premium priced option grants, with exercise prices ranging from $35 - $85, which vest 33% after three years, 33% after four years, and 33% after five years), provided that the NEO is still employed, with certain exceptions (disability, retirement or death). See “Potential Post-Employment Benefits”. All options were granted on the date that is ten years prior to the listed expiration date.

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(3)

Performance Stock Units granted in fiscal 2020 are subject to three-year cumulative adjusted Revenue Growth (ARG) weighted 40%, adjusted Operating Income Growth (AOIG) weighted 30%, ROIC weighted 30% performance conditions, and each metric is subject to a TSR modifier, are not eligible to vest prior to the end of the performance period, and vest provided that the named executive officer is still employed on such dates with certain exceptions (disability, retirement or death). See “Potential Post-Employment Benefits”. Performance stock units accrue dividend equivalent units that are delivered only upon vesting of the underlying shares and such dividend equivalent units are included in the table. In all cases, outstanding awards are reflected at threshold payout levels. The awards vest between 50% and 250% of target amount based on actual performance during the performance periods, assuming the threshold performance requirement is met.

(4)

Restricted stock units granted prior to September 4, 2020 are subject to time-vesting conditions and vest in four equal annual installments and restricted stock units granted on September 4, 2020 are subject to time-vesting conditions and vest in three equal annual installments, in each case, provided that the NEO is still employed by us on such dates, with certain exceptions (disability, retirement, retirement with notice or death). See “Potential Post-Employment Benefits”. The number of restricted stock units listed includes dividend equivalents accrued with respect to such award:

Name	Award Date	Number of Shares or Units of Stock That Have Not Vested (#)	Name	Award Date	Number of Shares or Units of Stock That Have Not Vested (#)
Zillmer	11/21/2019	34,449	Bruno	11/16/2017	1,546
	9/4/2020	113,223		11/15/2018	4,240
Ondrof	1/7/2020	7,045		11/21/2019	5,441
	9/4/2020	23,838		12/4/2019	910
McKee	11/16/2017	2,064		9/4/2020	20,858
	11/15/2018	4,240	Harrington	11/16/2017	259
	11/21/2019	5,441		11/15/2018	382
	9/4/2020	17,879		3/4/2019	1,688
				8/8/2019	1,366
				11/21/2019	5,441
				9/4/2020	17,879

(5)

If a participant’s service with the Company or any of its subsidiaries terminates due to retirement (as defined in the 2013 Stock Plan), the installment of stock options and restricted stock units that are scheduled to vest on the next vesting date following such termination will immediately vest. With regards to performance share units, a participant is eligible to vest in a portion of the award proportionate to the timing of the retirement and performance period (subject to achievement of the performance targets). In addition, beginning with awards granted in fiscal 2018, if a participant’s service with the Company or any of its subsidiaries terminates due to retirement with notice (as defined in the 2013 Stock Plan), the next two installments of outstanding unvested equity awards (with the exception of premium priced stock options) will remain outstanding and eligible to vest on their original terms (with vesting of performance based equity incentives to remain subject to the achievement of the relevant performance condition), without regard to a requirement that the executive remain in service with the Company. Additionally, in such event of retirement with notice, any vested stock options granted beginning in fiscal 2018 would remain exercisable for up to three years following the later of such retirement with notice or applicable vesting date. For the premium priced stock options, upon a regular retirement, those that were scheduled to vest over the next year will continue to vest. Upon a retirement with notice, premium priced options that were scheduled to vest over the next two years will continue to vest. Only Ms. McKee was retirement and retirement with notice eligible as of the end of fiscal 2021. For information on the value of equity awards which would have vested upon retirement as of the end of fiscal 2021, see the table of estimated payments presented in “Potential Post-Employment Benefits” below.

(6)

Subsequent to the 2020 fiscal year end, Mr. Zillmer agreed to forfeit 59,803 options because the total number of options granted to him on September 4, 2020 (fiscal 2020) inadvertently exceeded the annual limit of 2,000,000 options granted to an individual under the 2013 Stock Plan. These stock options are premium priced options, granted at an exercise price that exceeded the market value of the common stock on the date of grant, intended to motivate superior performance over the long term. The amount Mr. Zillmer agreed to forfeit was granted in calendar year and fiscal 2021.

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Option Exercises and Stock Vested Table for Fiscal Year 2021

The following table sets forth information with respect to the named executive officers concerning the exercise of options and the vesting of restricted stock units, and performance stock units in fiscal 2021.

Name	Option Awards		Stock Awards
	Number Of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)(1)	Number Of Shares Acquired On Vesting(2)(3) (#)	Value Realized On Vesting(1) ($)

Zillmer	—	$ —	67,959	$2,334,861

Ondrof	—	$ —	14,244	$ 495,639

McKee	120,346	$2,975,921	17,323	$ 595,419

Bruno	—	$ —	17,990	$ 618,549

Harrington	10,000	$ 292,251	20,820	$ 726,965

(1)	Value realized on exercise and vesting is calculated based upon the closing price of our common stock on the NYSE at the date of exercise or vesting, as applicable.

(2)	This column includes restricted stock units that have vested during the fiscal year. For restricted stock units the number of shares acquired on vesting includes dividend equivalents.

(3)	For each named executive officer, shares actually delivered upon vesting of restricted stock units were net of amounts withheld related to taxes.

Pension Benefits for Fiscal 2021

No named executive officer participated in a pension benefit plan during fiscal 2021.

Non-Qualified Deferred Compensation for Fiscal Year 2021

Our named executive officers are eligible to participate in a deferred compensation plan; the Second Amended and Restated Aramark Savings Incentive Retirement Plan, which is discussed in further detail below. Ms. McKee participated in predecessor plans to the 2007 Savings Incentive Retirement Plan, all of which are reflected in the table.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last FYE(3)(4) ($)

John Zillmer

2007 SIRP	—	—	—	—	—

Thomas Ondrof

2007 SIRP	—	—	—	—	—

Lynn McKee

2007 SIRP	42,858	9,750	94,407	—	2,744,378

Marc Bruno

2007 SIRP	49,759	9,750	45,890	—	1,355,209

Lauren Harrington

2007 SIRP	29,855	9,750	14,707	—	449,048

(1)

All amounts in this column were deferred under the 2007 Savings Incentive Retirement Plan during fiscal 2021; such amounts are included in the named executive officer’s salary amount in the Summary Compensation Table.

(2)

These amounts constitute the Company matching contributions to the 2007 Savings Incentive Retirement Plan for fiscal 2021, which were made in November 2021. These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)

To the extent that participants’ earnings on their account balances for the 2007 Savings Incentive Retirement Plan exceeded 120% of the applicable federal rate, those excess earnings were reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table as follows: for Mr. Bruno, $8,075, for Ms. McKee, $16,613, and for Ms. Harrington, $2,588.

(4)

The Aggregate Balance at Fiscal Year End includes amounts that were reported in the Summary Compensation Table for the last three fiscal years for Ms. McKee, $203,779 and Ms. Harrington, $115,633, and for the last two fiscal years for Mr. Bruno, $125,771.

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The Second Amended and Restated Aramark Savings Incentive Retirement Plan enables our named executive officers to defer up to 25% of their base salaries, which become our unfunded deferral obligations. We credit the deferral amounts with interest at the Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 3.44% beginning January 1, 2021. From October 1, 2020 until December 31, 2020, we credited amounts deferred with an interest rate equal to 3.93%. Employees who participate in the Savings Incentive Retirement Plan are eligible to receive a Company matching contribution equal to 25-75% of the first 6% of their salary deferred up to the Internal Revenue Code maximum deferral limit ($19,500 for fiscal 2021). This match is intended to replicate what the employee would have received if he or she had been able to participate in our 401(k) plans. For fiscal 2021, the Company matching contribution was 50%. Participants in the Savings Incentive Retirement Plan may only make account withdrawals if there occurs an unforeseeable emergency as defined in the plan and the withdrawal is approved by the plan administrative committee. Company match amounts are not available for a hardship withdrawal. The Savings Incentive Retirement Plan is settled in cash following termination of employment and in compliance with certain requirements of Section 409A of the Internal Revenue Code.

The interest rate for both the Savings Incentive Retirement Plan will be adjusted on January 1, 2022, based on the Moody’s Long Term Corporate Baa Bond Index rate for October 2021 which is 3.35%.

Potential Post-Employment Benefits

Our named executive officers may be eligible to receive benefits in the event their employment is terminated (1) upon their retirement, disability or death, (2) by Aramark without cause (or by the executive in certain cases of “good reason”), or (3) in certain circumstances following a change of control. The amount of benefits will vary based on the reason for the termination.

The following sections present a discussion and calculations, as of October 1, 2021, of the estimated benefits the named executive officers would receive in these situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions discussed in the footnotes to the table and may not represent the actual amount an executive would receive if an eligible termination event were to occur.

Each of our NEOs has entered into an agreement relating to employment and post-employment competition, which we refer to herein as an employment agreement. On July 16, 2020, Aramark entered into amended and restated employment agreements with each of the NEOs to promote general consistency in post-employment terms and conditions. In addition to the amounts disclosed in the following sections, each of our NEOs would retain the amounts which he or she has earned or accrued over the course of his or her employment prior to the termination event, such as the executive’s balances under our deferred compensation plans and previously vested equity awards. For further information about previously earned and accrued amounts, see “Summary Compensation Table,” “Outstanding Equity Awards at 2021 Fiscal Year-End” and “Non-Qualified Deferred Compensation for Fiscal Year 2021.”

Termination without Cause / Resignation for Good Reason in the Absence of a Change of Control

If we terminate the NEO without cause (or Mr. Zillmer terminates employment for Good Reason), he or she will receive:

•	severance payments equal to his or her monthly base salary and target annual incentive for 18 months (24 months in the case of Mr. Zillmer) made in the course of our normal payroll cycle;

•	pro rata bonus provided for the year of termination at time of the regular payment based on actual performance outcomes;

•

participation in our basic medical and life insurance programs (basic medical, dental, and vision for Mr. Ondrof) during the period over which he or she receives severance payments, with the employee’s share of premiums deducted from the severance payments (provided until the age of 65 for Mr. Ondrof);

•	continuation of his or her monthly car allowance payments during the severance period;

•

reimbursement for professional outplacement services incurred during the applicable severance pay period, in an amount not to exceed 10% of the executive’s salary at the time of the termination (not provided to Mr. Zillmer); and

•	all of his or her vested stock options, with 90 days following termination of employment to exercise, with all other unvested equity awards automatically canceled.

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Termination without Cause / Resignation for Good Reason in Relation to a Change of Control

Our NEO employment agreements contain a “double trigger” change of control termination provision. If employment is terminated by us without cause during the two-year period following a change of control (or his or her employment is terminated prior to such change of control either at the request of a party to the change of control transaction or otherwise in connection with or in anticipation of such change of control which subsequently occurs) or if he or she resigns with Good Reason (as defined in his or her employment agreement and described below), following a change of control, he or she would receive:

•

cash severance benefits based on a multiple of two times his or her base salary and two times his or her target bonus (two and one-half times in the case of Mr. Zillmer) payable over a two-year period according to our payroll cycle (as a lump sum for Mr. Zillmer);

•	a lump sum payment equal to the portion of his or her target bonus attributable to the portion of the fiscal year served prior to termination, plus any earned but unpaid amounts;

•

continued medical, life and disability insurance at our expense (except for Mr. Ondrof who is eligible for continued medical, dental, and vision and responsible for paying the employee cost of his benefit continuation) for a two-year period following termination (two and one-half years in the case of Mr. Zillmer and until the age of 65 in the case of Mr. Ondrof);

•	outplacement counseling in an amount not to exceed 10% of base salary (not provided to Mr. Zillmer);

•	continued payment of his or her monthly car allowance payments, if provided at the time of termination, for a period of 24 months (30 months in the case of Mr. Zillmer); and

•

accelerated vesting of outstanding equity-based awards (as described below under “Change of Control Vesting of Equity Awards”) or retirement plan benefits as is specified under the terms of the applicable plans.

Termination for Cause / Resignation without Good Reason

Upon termination for cause or resignation without good reason, Aramark NEOs are not entitled to any severance benefits under their respective employment agreements and all vested stock options (on termination for cause) and unvested equity awards held by them would be immediately canceled. Termination for cause means termination of employment due to conviction or plea of guilty or nolo contendere to a felony, intentional fraud or dishonesty with regard to us that causes us demonstrable harm, willful and continuous failure to perform his or her lawfully assigned duties that are consistent with his or her position, willful violation of our Business Conduct Policy that causes material harm to us or our business reputation or intentionally working against our best interests, in each case after notice and failure to cure the conduct within 10 business days.

Upon a voluntary termination, Mr. Ondrof is eligible for continued basic group medical, dental, and vision coverage on substantially the same terms as applied immediately prior to the separation until Mr. Ondrof reaches the age of 65.

Retirement, Death or Disability

Named executive officers do not receive any special severance benefits upon retirement, death or disability, other than those under the Survivor Income Protection Plan and/or life insurance policies, as applicable, in the case of death (or, in the case of the Survivor Income Protection Plan, upon retirement after age 65). Additionally, Mr. Ondrof is eligible for continuation of basic group medical, dental, and vision coverage through the age of 65 if he resigns for any reason.

Equity Treatment for the CEO: With regard to equity awards, upon death or retirement with notice (for which Mr. Zillmer is not eligible unless he remains employed at the Company until October 7, 2024, and provides the Company at least six months of written notice of his intent to retire), Mr. Zillmer will be eligible to vest in all outstanding equity awards according to their pre-established vesting terms and performance conditions. In such event of retirement with notice, stock options would remain exercisable for their full remaining contractual terms.

Upon disability, Mr. Zillmer is eligible to vest in one additional tranche, or year of continued vesting in the case of the September 2020 and January 2021 premium priced option grants, of time-vesting equity awards and become vested in Performance Awards based on the following schedule: 1/3 of the award is eligible to vest based on actual performance as measured at the end of the three-year performance period if the disability event occurs during the first year of the three-year performance period, 2/3 of the award is eligible to vest based on actual performance as measured at the end of the three-year performance period if the disability event occurs during the second year of the

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three-year performance, and all of the award is eligible to vest based on actual performance as measured at the end of the three-year performance period if the disability event occurs during the third year of the three-year performance period. In addition, vested stock options remain exercisable for one year following termination of employment due to disability.

Equity Treatment for other NEOs: With regard to their equity awards, upon retirement (defined as reaching 60 years of age with five years of total service), death or disability, NEOs (excluding the CEO) are eligible to vest in one additional tranche, or year of continued vesting in the case of the September 2020 premium priced option grant, of time-vesting equity awards and become vested in Performance Awards based on the following schedule: 1/3 of the award is eligible to vest based on actual performance as measured at the end of the three-year performance period if the termination occurs during the first year of the three-year performance period, 2/3 of the award is eligible to vest based on actual performance as measured at the end of the three-year performance period if the termination occurs during the second year of the three-year performance, and all of the award is eligible to vest based on actual performance as measured at the end of the three-year performance period if the termination occurs during the third year of the three-year performance period. In addition, vested stock options remain exercisable for one year following termination of employment due to death, disability or retirement.

Beginning for awards granted in fiscal 2018, if any NEO has been employed with the Company for at least five years, is at least 62 years old and gives the Company at least one year’s written notice of his or her intent to retire, then upon such a retirement with notice, the next two tranches of outstanding, unvested equity awards will remain outstanding and eligible to vest on their original terms (with the vesting of performance based equity incentives to remain subject to the achievement of the relevant performance condition), without regard to a requirement that the executive remain in service with the Company. The premium priced option grant will continue vesting for two additional years post retirement with notice. Additionally, in such event of retirement with notice, any vested stock options granted beginning in fiscal 2018 would remain exercisable for up to three years.

Change of Control Vesting of Equity Awards

In the event of a change of control with respect to equity awards granted under the 2013 Stock Plan, upon a termination without cause (or, if applicable, a resignation for Good Reason) during the two-year period following a change of control, all time-vesting equity awards become immediately vested and all Performance Awards will become vested (i) at the target level if the termination date occurs prior to the end of the performance period and (ii) based on the actual performance level if the termination date occurs on or after the end of the performance period; provided that in the case of equity awards granted subject to the achievement of solely a relative total shareholder return condition, the vesting will remain subject to the achievement of such condition.

280G Golden Parachute Provisions

Each named executive officer agreement provides that if any payments in connection with a change of control of the Company would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Internal Revenue Code, such payments will be subject to a reduction to avoid any such excise taxes that may be due, if such reduction results in the executive retaining a greater after-tax amount than if executive received the full unreduced amount and paid all taxes (including the excise taxes) due. No employees are eligible to receive a gross-up payment in respect of any such excise taxes he or she may pay, including Ms. McKee whose agreement was amended in July 2020 to eliminate her excise tax gross-up benefit. If a change of control were to have occurred at the end of fiscal 2021, excise tax would have been imposed on Mr. Zillmer and Mr. Ondrof and they would have retained a greater after-tax amount if they paid the excise tax than if payments were reduced. If a change of control were to have occurred at the end of fiscal 2021, excise tax would have been imposed on Ms. Harrington and she would have retained a greater after-tax amount if the payment was reduced.

Restrictive Covenants

Named executive officers are each subject to (i) non-disclosure and non-disparagement obligations, (ii) a two-year non-competition covenant (two and one-half years in the case of Mr. Zillmer) if his or her employment is terminated in the absence of a change of control, provided that such period of restriction is reduced to one and one-half years (two years in the case of Mr. Zillmer) if he or she is terminated without cause or he or she resigns for good reason, in each case, following a change of control, and (iii) a two-year non-solicitation covenant (two and one-half years in the case of Mr. Zillmer) following his or her termination of employment.

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Good Reason Definitions

For Mr. Zillmer, “Good Reason” means any of the following actions absent a Change of Control or on or after a Change of Control, without Mr. Zillmer’s express prior written approval, other than due to Mr. Zillmer’s permanent disability or death:

•	removal by the Company’s Board of Directors from the position of Chief Executive Officer of the Company;

•	any decrease in Base Salary or Target Bonus;

•

any relocation of Mr. Zillmer’s principal place of business of 50 miles or more from the Company’s headquarters in Philadelphia, Pennsylvania, other than normal travel consistent with past practice; or

•

the Company’s material breach of the employment letter agreement between the Company and Mr. Zillmer dated October 6, 2019, which for the avoidance of doubt does not include the provisions of the Aramark Agreement relating to Employment and Post Employment Competition, but includes, without limitation, a diminution of Mr. Zillmer’s duties or authority as Chief Executive Officer (including reporting relationships).

Mr. Zillmer has twelve months from the time Mr. Zillmer first becomes aware of the existence of Good Reason to resign. Mr. Zillmer must provide notice of the existence of the condition within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Company will have 30 days during which it may remedy the condition required to pay the amount.

For other NEOs, “Good Reason” means any of the following actions on or after a Change of Control, without the Executive’s express prior written approval, other than due to the Executive’s permanent disability or death:

•	any decrease in Base Salary or Target Bonus;

•

any decrease in the Executive’s pension benefit opportunities or any material diminution in the aggregate employee benefits, in each case, afforded to the Executive immediately prior to the Change of Control, but not including any such decrease or diminution that is inadvertent and that is cured within 30 days following written notice of such decrease or diminution by the Executive to the Company;

•

any diminution in the Executive’s title or reporting relationship, or substantial diminution in duties or responsibilities (other than solely as a result of a Change of Control in which the Company immediately thereafter is no longer publicly held); or

•	any relocation of the Executive’s principal place of business of 35 miles or more, other than normal travel consistent with past practice.

The Executive shall have twelve months from the time the Executive first becomes aware of the existence of Good Reason to resign for Good Reason. The Executive must provide notice to the Company of the existence of the condition described above within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Company will have a period of 30 days during which it may remedy the condition and not be required to pay the amount.

Definition of Change of Control

Change of control is defined in each of our named executive officers’ agreements relating to employment and post-employment competition to include the following:

•	an entity or group other than us, our former private equity sponsor owners or one of our employee benefit plans acquires more than 50% of our voting stock;

•

the Company experiences a reorganization, merger or sale or disposition of substantially all of our assets or we purchase the assets or stock of another entity unless the shareholders prior to the transaction own at least 50% of the voting stock after the transaction and no person owns a majority of the voting stock (unless that ownership existed before the transaction); or

•	a majority of the members of the Board are replaced during any 12-month period and the new directors are not endorsed by a majority of the Board before the replacement.

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Estimated Benefits Upon Termination – Subject to Change

The following table shows potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a termination of employment, assuming an October 1, 2021, termination date unless otherwise indicated and using the closing price of our common stock on the NYSE as of October 1, 2021 ($35.78). The named executive officers would also be eligible to receive their accrued deferred compensation (see “Nonqualified Deferred Compensation for Fiscal Year 2021”), which does not automatically accelerate upon a change of control, and the value of any vested stock options. Certain of the named executive officers have optional life insurance for which they pay 100% of the premium.

Name	Retirement ($)	Retirement with Notice ($)	Death(3) ($)	Disability ($)	Termination With Cause ($)	Termination Without Cause(4) ($)	Change Of Control(5) ($)
Zillmer(6)

Cash Payment (Lump Sum)	—	—	2,000,000	—	—	—	11,212,500

Cash Payment (Over Time)	—	—	—	—	—	7,150,000	—

Acceleration of Unvested Equity(1)	—	—	11,908,004	6,376,591	—	—	11,908,004

Benefit Continuation(2)	—	—	—	—	—	74,010	117,466

Total	—	—	13,908,004	6,376,591	—	7,224,010	23,237,971

Ondrof(7)

Cash Payment (Lump Sum)	—	—	2,000,000		—	—	800,000

Cash Payment (Over Time)	—	—	—	—	—	2,400,000	3,200,000

Acceleration of Unvested Equity(1)	—	—	1,332,507	1,332,507	—	—	2,494,659

Benefit Continuation(2)	—	—	—	175,919	—	275,719	282,319

Total	—	—	3,332,507	1,508,426	—	2,675,719	6,776,978

McKee(8)

Cash Payment (Lump Sum)	—	—	1,500,000	—	—	—	717,738

Cash Payment (Over Time)	—	—	3,447,559	—	—	2,153,214	2,870,952

Acceleration of Unvested Equity(1)	1,151,222	2,033,408	1,159,831	1,159,831	—	—	2,115,532

Benefit Continuation(2)	—	—	—	—	—	92,561	99,490

Total	1,151,222	2,033,408	6,107,390	1,159,831	—	2,245,775	5,803,712

Bruno(9)

Cash Payment (Lump Sum)	—	—	2,000,000	—	—	—	625,000

Cash Payment (Over Time)	—	—	—	—	—	1,875,000	2,500,000

Acceleration of Unvested Equity(1)	—	—	1,310,988	1,310,988	—	—	2,416,164

Benefit Continuation(2)	—	—	—	—	—	111,047	138,551

Total	—	—	3,310,988	1,310,988	—	1,986,047	5,679,715

Harrington(10)

Cash Payment (Lump Sum)	—	—	2,000,000	—	—	—	425,000

Cash Payment (Over Time)	—	—	—	—	—	1,387,500	1,088,014

Acceleration of Unvested Equity(1)	—	—	1,111,479	1,111,479	—	—	2,083,303

Benefit Continuation(2)	—	—	—	—	—	98,547	126,051

Total	—	—	3,111,479	1,111,479	—	1,486,047	3,722,368

(1)

Represents acceleration of unvested stock options, restricted stock units and performance stock units that would vest upon the occurrence of the specified event. Calculations are based upon the closing price of our common stock on the NYSE as of October 1, 2021 ($35.78).

(a)

Ms. McKee has attained the eligible retirement age of 60 under the 2013 Stock Plan and has been employed by the Company for at least five years. Therefore, the accelerated vesting for equity awards on retirement would apply only to Ms. McKee where applicable. Ms. McKee has also attained the eligible retirement with notice age of 62 under the 2013 Stock Plan and has been employed by the Company for at least five years. Therefore, the accelerated vesting for equity awards on retirement with notice would apply only to Ms. McKee as well, where applicable.

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(b)

In the case of death or disability of any named executive officer, amounts were calculated assuming that all time-vesting options and restricted stock units scheduled to vest in fiscal 2022 vest with the exception of Mr. Zillmer who would vest in all outstanding equity awards upon death. With regard to unearned performance stock units, amounts were calculated assuming target performance levels were achieved and proration applied, if applicable.

(c)

Unvested stock options, restricted stock units and performance stock units granted under the 2013 Stock Plan would become fully vested if the named executive officer is terminated without cause (or, if applicable, resigns for good reason) during the two-year period following the change of control (which, for purposes of this table, is assumed to have occurred on the last day of fiscal 2021).

(2)

The following assumptions were used in our calculation of the cost of benefits in connection with termination of employment: a 6% increase annually for health insurance premiums, dental insurance premiums, vision insurance premiums and excess health, with 2021 used as the base year, and no increase annually for life and accident insurance premiums.

(3)

Includes amounts payable under the Survivor Income Protection Plan (for Ms. McKee), various term life insurance policies and accidental death and dismemberment policies for which we pay all or part of the premium, which amounts are reflected in the “Summary Compensation Table.”

(4)	“Termination Without Cause” column means termination without cause (as defined in employment arrangements, if applicable) in the absence of a change of control.

(5)

Cash payments and benefit continuation included in this column will only be paid to or received by the named executive officers if they are terminated without cause (or, if applicable, resign for Good Reason) following a change of control (or they are terminated prior to such change of control either at the request of a party to the change of control transaction or otherwise in connection with or in anticipation of such change of control which subsequently occurs.). Lump sum cash payments equate to the entire cash severance owed for Mr. Zillmer, and, for other NEOs, equates to the pro rata bonus which would be owed at target levels based on termination date. Equity awards granted under the 2013 Stock Plan vest if the named executive officer is terminated without cause (or, if applicable, resigns for good reason) during the two-year period following the change of control. With regard to performance based equity, valuation is based on achieving target performance.

(6)

(a)

Mr. Zillmer would incur excise tax if a change of control of the Company had occurred on October 1, 2021, as a portion of his payout would be considered an excess parachute payment. He is not entitled to a 280G gross up, but under the terms of his employment agreement, if his payout on a change of control would be considered an excess parachute payment, we would reduce his payments if that reduction (to avoid the excise tax) would result in him receiving a greater after tax amount than he would have received had he been paid the full amount and then paid the excise tax. For a termination as of October 1, 2021, it would be more beneficial for Mr. Zillmer to pay the excise tax than having his payments reduced. The Company would lose the deduction for all amounts it paid to Mr. Zillmer above the “base amount” as defined in the Internal Revenue Code.

(b)

Included in Mr. Zillmer’s benefit continuation: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over a 24-month severance period; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within two years following, a change of control, are medical, disability and life insurance premiums for 30 months (at the Company’s expense) and a car allowance for 30 months.

(7)

(a)

Mr. Ondrof would incur excise tax if a change of control of the Company had occurred on October 1, 2021, as a portion of his payout would be considered an excess parachute payment. He is not entitled to a 280G gross up, but under the terms of his employment agreement, if his payout on a change of control would be considered an excess parachute payment, we would reduce his payments if that reduction (to avoid the excise tax) would result in him receiving a greater after tax amount than he would have received had he been paid the full amount and then paid the excise tax. For a termination as of October 1, 2021, it would be more beneficial for Mr. Ondrof to pay the excise tax than having his payments reduced. The Company would lose the deduction for all amounts it paid to Mr. Ondrof above the “base amount” as defined in the Internal Revenue Code.

(b)

Included in Mr. Ondrof’s benefit continuation: (i) in the case of a termination due to disability are basic medical, dental, and vision coverage (until the age of 65); (ii) in the case of a termination without cause, are basic medical, dental, and vision coverage (until the age of 65) and a car allowance over an 18-month severance period, as well as outplacement benefits of 10% of his base salary; and (iii) in the case of termination without cause or resignation for good reason in connection with, or within two years following, a change of control, are basic medical, dental, and vision coverage until the age of 65, a car allowance for 24 months, as well as outplacement benefits of 10% of his base salary.

(8)

(a)

Ms. McKee has attained the eligible retirement age of 60 and retirement with notice age of 62 under the 2013 Stock Plan and has been employed by the Company or any of its subsidiaries for at least five years. Therefore, the accelerated vesting for equity awards on retirement and retirement with notice would apply to Ms. McKee, where applicable.

(b)	Ms. McKee’s payout upon a change of control of the Company on October 1, 2021, would not be considered an excess parachute payment and subject to excise tax.

(c)

Included in Ms. McKee’s benefit continuation: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over an 18-month severance period, as well as outplacement benefits of 10% of her base salary; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within two years following, a change of control, are medical, life insurance, and disability premiums (if applicable) for two years (at the Company’s expense), a car allowance for 24 months, as well as outplacement benefits of 10% of her base salary.

(9)

(a)	Mr. Bruno’s payout upon a change of control of the Company on October 1, 2021, would not be considered an excess parachute payment and subject to excise tax.

(b)

Included in Mr. Bruno’s benefit continuation: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over an 18-month severance period, as well as outplacement benefits of 10% of his base salary; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within two years following, a change of control, are medical, life insurance, and disability premiums for two years (at the Company’s expense), a car allowance for 24 months, as well as outplacement benefits of 10% of his base salary.

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(10)

(a)

Ms. Harrington would incur excise tax if a change of control of the Company had occurred on October 1, 2021, as a portion of her payout would be considered an excess parachute payment. She is not entitled to a 280G gross up, but under the terms of her employment agreement, if her payout on a change of control would be considered an excess parachute payment, we would reduce her payments if that reduction (to avoid the excise tax) would result in her receiving a greater after tax amount than she would have received had she been paid the full amount and then paid the excise tax. If a change of control occurred on October 1, 2021, the total amount of $2,275,000 payable to Ms. Harrington would be reduced by $761,986 to $1,513,014, which is reflected in the table. The Company would lose the deduction for all amounts it paid to Ms. Harrington above the “base amount” as defined in the Internal Revenue Code.

(b)

Included in Ms. Harrington’s benefit continuation: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over an 18-month severance period, as well as outplacement benefits of 10% of her base salary; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within two years following, a change of control, are medical, life insurance, and disability premiums for two years (at the Company’s expense), a car allowance for 24 months, as well as outplacement benefits of 10% of her base salary.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we have calculated the ratio of the annual total compensation of our CEO to that of our median employee for fiscal 2021 (the “CEO pay ratio”). As described in this proxy statement, Mr. Zillmer served as our CEO for the entirety of fiscal 2021. The Company believes this ratio is a reasonable estimate, calculated as described below.

Measurement Date

We identified our median employee for purposes of our pay ratio disclosure in fiscal 2021 by annualizing (where applicable) fiscal 2021 base cash compensation for our full-time and part-time employees (other than the CEO) globally who were employed on July 3, 2021, the first day of our 4th fiscal quarter. As of October 1, 2021, we employed approximately 248,300 employees globally.

Consistently Applied Compensation Measure

We chose base cash compensation as our consistently applied compensation measure, which we believe encompasses the principal method of cash compensation we use for our employees and provides a reasonable estimate of annual compensation for our employees.

We included all full-time, part-time, seasonal and temporary workers employed on such date in the calculation other than approximately 3,466 employees in Mexico who were excluded using the de minimis exemption allowed by applicable SEC rules. The excluded employees represent less than 5% of our total global population of 230,924 as of July 3, 2021 consisting of 121,306 U.S. employees and 106,152 non-U.S. employees.

Findings

Using this methodology, we identified our median employee in fiscal 2021 as a full-time custodial services worker working in the U.S.. This employee worked the entirety of fiscal 2021 with the Company.

We then calculated the fiscal 2021 total annual compensation of our median employee to be $15,058 using the same methodology we used for our named executive officers as set forth in the Summary Compensation Table. The total compensation of the CEO for fiscal 2021 in the Summary Compensation Table is $5,051,719. Based on these calculations, the CEO pay ratio for fiscal 2021 was 335 to 1.

Since the CEO’s 2021 Summary Compensation Table annual total compensation did not include an annual equity grant (due to the Board’s decision to expedite the fiscal 2021 equity grant from November 2020 to September 2020, prior to the end of fiscal 2020) requiring disclosure of both grants in the Summary Compensation Table as compensation for fiscal 2020, we also reviewed the CEO pay ratio including the value of the standard CEO equity grant. Including the CEO’s approximately $9.5 million equity grant in respect of fiscal 2021, the CEO’s fiscal 2021 total annual compensation would have been $14,551,719. Based on this CEO total annual compensation level, the CEO pay ratio for fiscal 2021 would have been 966 to 1.

This CEO pay ratio represents a reasonable good faith estimate, calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about Aramark common stock that may be issued under all of Aramark’s existing equity compensation plans as of October 1, 2021, including the 2021 Employee Stock Purchase Plan, 2013 Stock Plan and the 2007 Management Stock Incentive Plan (the “2007 Stock Plan”).

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights(1)(2)	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance (Excluding Securities Reflected In Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	16,781,584	$47.70	20,296,872
Equity compensation plans not approved by security holders:	—	—	—
Total:	16,781,584	$47.70	20,296,872

(1)

Under the 2007 Stock Plan, options, restricted stock units and restricted stock were granted to employees of or consultants to the Company. Deferred stock units were granted to directors of the Company under the 2007 Stock Plan. As of December 12, 2013, no further grants were made or may be made under the 2007 Stock Plan. Under the 2013 Stock Plan, options, stock appreciation rights, restricted shares, restricted stock units, shares and deferred stock units and dividend equivalent awards may be granted, but the 2013 Stock Plan does not separately segregate the shares used for each type of award. As of October 1, 2021, 12,039,397 shares were available under the 2021 Employee Stock Purchase Plan and 8,257,475 shares were available for grant under the 2013 Stock Plan.

(2)

In addition to shares issuable upon exercise of stock options, includes shares issuable upon the settlement of 222,455 deferred stock units, and 3,013,569 restricted stock units; in each case issuable under the 2007 Stock Plan or the 2013 Stock Plan at a rate of one share for each unit. Also includes shares issuable upon the settlement of 553,080 performance awards issued under the 2013 Stock Plan at a maximum 250% payout rate for awards granted in FY2020 (1,382,700 shares). The deferred stock units, restricted stock units and performance stock units do not have an exercise price. Therefore, these awards are not included in the calculation of weighted average exercise price in column (b).

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Certain Relationships and Related Transactions

Review of Related Party Transactions

The Board adopted a written Policy Regarding Transactions with Related Persons, which is administered by the Audit Committee, provided that in lieu of approval by the Audit Committee, any such transaction may be reviewed and approved or ratified by a committee of disinterested members of the Board. This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person (as defined in Item 404(a) of SEC Regulation S-K) has a direct or indirect material interest; provided, however, the Board has determined that certain transactions not required to be reported pursuant to Item 404(a) of SEC Regulation S-K are not considered to be transactions covered by the Policy. Under the policy, a related person transaction must be reported to the Company’s General Counsel and be reviewed and approved or ratified by the Audit Committee (or disinterested members of the Board) in accordance with the terms of the policy, prior to the effectiveness or consummation of the transaction, whenever practicable. The Audit Committee will review all relevant information available to it about the potential related person transaction. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the Related Person in connection with the approval of the Related Person Transaction.

On October 6, 2019, the Company entered into the Stewardship Framework Agreement with Mantle Ridge pursuant to which, (i) Mr. Zillmer was appointed as Chief Executive Officer of the Company, (ii) each of Mr. Beckers-Vieujant, Ms. Bisaccia, Ms. Morrison and Mr. Quelch resigned from the Board of Directors, (iii) the Company appointed each of Mr. Zillmer, Mr. Hilal, Ms. Cameron, Ms. King and Mr. Winkleblack to the Board, and Mr. Hilal as Vice Chairman of the Board, and (iv) the Company agreed to subsequently nominate each of such individuals, as well as Mr. Creed, for election as directors at the 2020 Annual Meeting, (v) the Company agreed to limit the size of the Board at eleven directors until the end of the Company’s fiscal year ending September 30, 2022, and (vi) the Company agreed to submit a proposal to its shareholders to amend the Amended and Restated Certificate of Incorporation of the Company to permit holders of at least 15% of the outstanding shares of Common Stock to call special meetings of the Company’s shareholders. With respect to the 2020 Annual Meeting, Mantle Ridge agreed to vote its shares in favor of each of the Company’s director nominees and to approve an increase in the equity issuable under the Company’s benefit plans. On December 14, 2020 the Company and Mantle Ridge amended the Stewardship Framework Agreement to increase the limit on the size of the Board prior to October 6, 2022 to twelve directors; provided that if at any time prior to October 6, 2022, any director (other than Mr. Hilal or his designee) ceased to serve on the Board, then the limit would again be eleven directors. Mr. Darden retired from the Board in July 2021. On December 15, 2021, Mantle Ridge waived that limitation under the Stewardship Framework Agreement. The obligations under the Stewardship Framework Agreement will terminate upon Mantle Ridge ceasing to have an economic ownership position of at least 2.0% of the outstanding common stock (as calculated under the Stewardship Framework Agreement), subject to certain specified obligations that will terminate at a later date.

The Stewardship Framework Agreement provides that the parties will enter into a customary and reasonable registration rights agreement, which agreement was completed and entered into on December 14, 2020 (the “Registration Rights Agreement”). The Registration Rights Agreement entitles the Mantle Ridge Group to certain demand and “piggy-back” registration rights with respect to securities of the Company that they hold. In addition, the Company is required to use commercially reasonable efforts to file and maintain a shelf registration statement covering the shares beneficially owned by the Mantle Ridge Group. The Company is also required to pay registration fees and certain expenses of the Mantle Ridge Group relating to such registrations and indemnify the Mantle Ridge Group for certain liabilities under the federal and state securities laws.

From time to time in the ordinary course of our business we may enter into commercial transactions, including the sale and purchase of goods and services, on an arm’s-length basis with entities that, together with their affiliates, beneficially own five percent or more of our common stock. We believe that none of these transactions is significant enough to be considered material to either party.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership, as of December 8, 2021, of (i) each individual or entity known by us to beneficially own more than five percent of the shares of our common stock, (ii) each of our named executive officers, (iii) each of our directors and director nominees and (iv) all of our directors and executive officers as a group. As of December 8, 2021, we had approximately 986 holders of record.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is Aramark, 2400 Market Street, Philadelphia, Pennsylvania 19103.

Name of Beneficial Owner	Amount And Nature of Beneficial Ownership	Percent of Class (%)(1)

Mantle Ridge LP(2)	24,575,245	9.6%

The Vanguard Group(3)	21,835,380	8.5%

RBC Capital Markets, LLC(4)	21,095,673	8.2%

Nomura Global Financial Products, Inc.(5)	19,929,651	7.8%

Eaton Vance Management(6)	18,118,919	7.1%

Morgan Stanley(7)	17,827,123	7.0%

Barrow, Hanley, Mewhinney & Strauss, LLC(8)	16,485,079	6.4%

Affiliates of Farallon Partners, L.L.C.(9)	16,311,384	6.4%

John J. Zillmer(10)	607,968	*

Thomas G. Ondrof(11)	96,033	*

Lynn B. McKee(12)	723,215	*

Marc Bruno(13)	443,945	*

Lauren A. Harrington(14)	148,377	*

Susan M. Cameron(15)	—	*

Greg Creed(16)	12,475	*

Richard W. Dreiling(17)	—	*

Irene M. Esteves(18)	—	*

Daniel J. Heinrich(19)	3,750	*

Bridgette P. Heller(20)	—	*

Paul C. Hilal(21)	24,575,245	9.6%

Kenneth M. Keverian	—	*

Karen M. King(22)	9,673	*

Patricia E. Lopez	—	*

Stephen I. Sadove(23)	32,438	*

Arthur B. Winkleblack(24)	8,940	*

Directors and Executive Officers as a Group (17 Persons)(25)	26,662,059	10.3%

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*	Less than one percent

(1)	As of December 8, 2021, we had 256,464,214 shares outstanding.

(2)

Information based on a Schedule 13D/A filed December 16, 2020 by Mantle Ridge LP, MR BridgeStone Advisor LLC and Mr. Paul C. Hilal reporting beneficial ownership, consisting of shared voting power and shared dispositive power over all of these shares. The address of Mantle Ridge LP is 712 Fifth Avenue, Suite 17F, New York, NY 10019.

(3)

Information based on a Schedule 13G/A filed February 10, 2021 by The Vanguard Group, reporting beneficial ownership by The Vanguard Group, and certain of its subsidiaries, consisting of shared voting power with respect to 214,427 of these shares, sole dispositive power over 21,304,290 of these shares and shared dispositive power over 531,090 of these shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Information based on a Schedule 13G filed February 16, 2021 by RBC Capital Markets, LLC, reporting beneficial ownership by RBC Capital Markets, LLC, consisting of shared voting power and shared dispositive power over all of these shares. The address of RBC Capital Markets, LLC is 200 Vesey Street, New York, NY 10281.

(5)

Information based on a Schedule 13G filed February 16, 2021 by Nomura Global Financial Products, Inc. and Nomura Holdings, Inc., reporting beneficial ownership, consisting of shared voting power and shared dispositive power over all of these shares. The address of Nomura Global Financial Products, Inc. is Worldwide Plaza, 309 West 49th Street, New York, NY 10019 and the address of Nomura Holdings, Inc. is 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan.

(6)

Information based on a Schedule 13G/A filed February 12, 2021 by Eaton Vance Management, reporting beneficial ownership by Eaton Vance Management, consisting of sole voting power and sole dispositive power over all of these shares. The address of Eaton Vance Management is 2 International Place, Boston, MA 02110.

(7)

Information based on a Schedule 13G/A filed December 10, 2021 by Morgan Stanley, reporting beneficial ownership by Morgan Stanley, consisting of shared voting power with respect to 16,297,308 of these shares and shared dispositive power over all of these shares. The address of Morgan Stanley is 1585 Broadway New York, NY 10036.

(8)

Information based on a Schedule 13G filed February 11, 2021 by Barrow, Hanley, Mewhinney & Strauss, LLC, reporting beneficial ownership by Barrow, Hanley, Mewhinney & Strauss, LLC, consisting of sole voting power with respect to 13,545,539 of these shares, shared voting power with respect to 2,939,540 of these shares, and sole dispositive power over all of these shares. The address of Barrow, Hanley, Mewhinney & Strauss, LLC is 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761.

(9)

Information based on a Schedule 13G filed August 17, 2021 by Farallon Partners, L.L.C. and the following associated entities and persons: Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Four Crossings Institutional Partners V, L.P., Farallon Capital Offshore Investors II, L.P., Farallon Capital F5 Master I, L.P., Farallon Capital (AM) Investors, L.P., Farallon Equity Partners Master, L.P., Farallon Institutional (GP) V, L.L.C., Farallon F5 (GP), L.L.C., Farallon Equity Partners (GP), L.L.C., Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, Nicolas Giauque, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren, and Mark C. Wehrly (collectively, the “Farallon Reporting Persons”), reporting beneficial ownership, consisting of shared voting power and shared dispositive power over all of these shares. The address of the Farallon Reporting Persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.

(10)	Shares shown as beneficially owned by Mr. Zillmer reflect 327,264 shares subject to stock options exercisable as of December 8, 2021 or within 60 days of December 8, 2021.

(11)	Shares shown as beneficially owned by Mr. Ondrof reflect 67,879 shares subject to stock options exercisable as of December 8, 2021 or within 60 days of December 8, 2021.

(12)

Includes beneficial ownership of shares held by a general partnership for which Ms. McKee serves as a general partner and shares held in trusts over which Ms. McKee may be deemed to have investment control. Shares shown as beneficially owned by Ms. McKee reflect 398,154 shares subject to stock options exercisable as of December 8, 2021 or within 60 days of December 8, 2021.

(13)	Shares shown as beneficially owned by Mr. Bruno reflect 308,207 shares subject to stock options exercisable as of December 8, 2021 or within 60 days of December 8, 2021.

(14)	Shares shown as beneficially owned by Ms. Harrington reflect 118,450 shares subject to stock options exercisable as of December 8, 2021 or within 60 days of December 8, 2021.

(15)

Does not include 11,433 deferred stock units that are vested or will vest within 60 days of December 8, 2021, and that will convert to shares of common stock and be delivered to Ms. Cameron six months following her termination.

(16)

Includes beneficial ownership of shares held through a trust over which Mr. Creed has investment control. Does not include 13,393 deferred stock units that are vested or will vest within 60 days of December 8, 2021, and that will convert to shares of common stock and be delivered to Mr. Creed six months following his termination.

(17)

Does not include 44,126 deferred stock units that are vested or will vest within 60 days of December 8, 2021, and that will convert to shares of common stock and be delivered to Mr. Dreiling six months following his termination as a director.

(18)

Does not include 51,505 deferred stock units that are vested or will vest within 60 days of December 8, 2021, and that will convert to shares of common stock and be delivered to Ms. Esteves six months following her termination as a director.

(19)

Represents beneficial ownership of shares held through a trust over which Mr. Heinrich has investment control. Does not include 37,975 deferred stock units that are vested or will vest or within 60 days of December 8, 2021, and that will convert to shares of common stock and be delivered to Mr. Heinrich six months following his termination as a director.

(20)

Does not include 4,573 deferred stock units that are vested or will vest or within 60 days of December 8, 2021, and that will convert to shares of common stock and be delivered to Ms. Heller six months following her termination as a director.

(21)	Mr. Hilal is the Chief Executive Officer of Mantle Ridge LP and may be deemed to have investment control over the shares described in footnote 2 above.

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(22)

Does not include 4,419 deferred stock units that are vested or will vest or within 60 days of December 8, 2021, and that will convert to shares of common stock and be delivered to Ms. King six months following her termination as a director and includes 4,573 deferred stock units that are vested or will vest within 60 days of December 8, 2021, and that will convert to shares of common stock and be delivered to Ms. King upon vesting on January 31, 2022.

(23)

Does not include 29,834 deferred stock units that are vested or will vest or within 60 days of December 8, 2021, and that will convert to shares of common stock and be delivered to Mr. Sadove six months following his termination as a director. Includes beneficial ownership of shares held through a trust over which Mr. Sadove has investment control and 7,430 deferred stock units that are vested or will vest within 60 days of December 8, 2021, and that will convert to shares of common stock and be delivered to Mr. Sadove upon vesting on January 31, 2022.

(24)

Includes 4,573 deferred stock units that are vested or will vest within 60 days of December 8, 2021, and that will convert to shares of common stock and be delivered to Mr. Winkleblack upon vesting on January 31, 2022.

(25)

Shares shown as beneficially owned by directors and executive officers as a group: (i) reflect 1,219,954 shares subject to stock options exercisable currently, or within 60 days of December 8, 2021; and (ii) does not include 197,258 deferred stock units that are vested or will vest within 60 days of December 8, 2021 that are described in footnotes 15 to 20 and 22 to 24 above.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership of such stock with the SEC. During fiscal 2022, one Form 4 reporting a grant of fully vested deferred stock units into which a director elected to defer all of the director’s cash retainer for each of Messrs. Creed and Dreiling and Mses. Cameron and Esteves were filed one day late. Based solely on a review of forms filed and on written representations from certain reporting persons that no Form 5 was required to be filed, other than as indicated above, we believe our directors, executive officers and 10% beneficial owners complied during fiscal year 2021 with all applicable Section 16(a) filing requirements in a timely manner.

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General Information

2022 ANNUAL SHAREHOLDERS MEETING

What is a proxy or proxy statement? What is included in the proxy materials?

A proxy is your legal designation of another person to vote the stock you own – that person is sometimes called “your proxy.” A proxy statement is a document that SEC regulations require us to provide to you when we ask you to sign a proxy designating someone to vote on your behalf.

The Board is soliciting your proxy to vote at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”). You received proxy materials because you owned shares of Aramark common stock at the close of business on December 8, 2021, the record date, and that entitles you to vote at the Annual Meeting. Proxy materials are first being made available to shareholders on December 23, 2021.

Proxy materials include the Notice of Internet Availability, notice of annual meeting of shareholders, this proxy statement and our annual report for the year ended October 1, 2021 (the “Annual Report”). If you received a paper copy of the proxy materials, they also include a proxy card or voting instruction form. This proxy statement describes the matters on which the Board would like you to vote, and provides information about Aramark that we must disclose under SEC regulations when we solicit your proxy. You may refer to the Annual Report for financial and other information about us.

Your proxy will authorize specified persons, or proxies, to vote on your behalf at the Annual Meeting. We have designated three of our officers – John J. Zillmer, Lauren A. Harrington and Harold B. Dichter – as proxies for the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting.

When and where will the Annual Meeting be held?

The 2022 Annual Meeting will be a virtual meeting of stockholders and will take place on Tuesday, February 1, 2022 at 10:00 AM EST. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/ARMK2022.

Why is the Annual Meeting being webcast online?

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders and other participants at the Annual Meeting, this year the Annual Meeting will be a virtual meeting of stockholders held via a live audio webcast. The virtual meeting provides the same rights and advantages of a physical meeting. Stockholders will be able to present questions online during the meeting through www.virtualshareholdermeeting.com/ARMK2022, providing our stockholders with the opportunity for meaningful engagement with the Company.

How can I participate in the meeting?

To participate in the meeting, you must have your 16-Digit Control Number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARMK2022. You will be able to submit questions during the meeting by typing your question into the “ask a question” box on the meeting page. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting.

The virtual meeting format for the Annual Meeting enables full and equal participation by all of our shareholders from any place in the world at little to no cost. We designed the format of the virtual meeting to ensure that shareholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We will take the following steps to ensure such an experience by (1) providing shareholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per shareholder unless time otherwise permits; and (2) answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting.

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How can I get electronic access to the proxy materials?

The proxy materials are available for viewing on www.proxyvote.com. The Notice of Internet Availability or proxy card that you received also provides instructions on how to:

•	vote your shares; and

•	select a future delivery preference of paper or electronic copies of the proxy materials.

What is “householding”?

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability, annual report or proxy statement addressed to those shareholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. Your materials may be househeld based on your prior express or implied consent.

A number of brokerage firms with account holders who are Aramark shareholders have instituted householding. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes his or her consent. Householding benefits both you and Aramark because it reduces the volume of duplicate information received at your household and helps Aramark reduce expenses and conserve natural resources.

If you would like to receive your own set of Aramark’s Notice of Internet Availability, proxy statement and annual report now or in the future, or if you share an address with another Aramark shareholder and together both of you would like to receive only a single set of Aramark’s proxy materials in the future, please contact your broker (if you hold your shares in “street name”) or write or call Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s). You can also request prompt delivery of a copy of the Notice of Internet Availability, proxy statement and annual report by contacting Aramark’s Investor Relations Department at Aramark, 2400 Market Street, Philadelphia, Pennsylvania, 19103, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

What am I voting on at the Annual Meeting?

Proposal	Item	Board’s Vote Recommendation	Page

1	To elect the 12 director nominees listed herein to serve until the 2023 annual meeting of shareholders and until their respective successors have been duly elected and qualified	FOR nominees listed herein	2

2	To ratify the appointment of Deloitte & Touche LLP as Aramark’s independent registered public accounting firm for the fiscal year ending September 30, 2022	FOR	24

3	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers	FOR	28

Could other matters be decided at the Annual Meeting?

As of the date of this proxy statement, we did not know of any matters that will be brought before the Annual Meeting other than those described in this proxy statement. However, if any other matters properly come before the

Annual Meeting, Messrs Zillmer and Dichter and Ms. Harrington will have the authority to vote shares represented by properly executed proxies in their discretion on such matters.

How many votes can be cast by all shareholders?

Each share of Aramark common stock is entitled to one vote on each of the directors to be elected and one vote on each of the other matters properly presented at the Annual Meeting. There is no cumulative voting in the election of directors. We had 256,464,214 shares of common stock outstanding and entitled to vote on December 8, 2021.

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How many votes must be present to hold the Annual Meeting?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of the shares of Aramark common stock entitled to vote at the Annual Meeting are present either in person or by proxy at the Annual Meeting. Abstentions and broker shares that include broker non-votes will be counted as present for purposes of determining whether a quorum exists. A broker non-vote occurs when shareholders who hold shares in street name do not provide voting instructions to the nominee that holds the shares and the nominee is not permitted to exercise voting discretion. Under the NYSE rules, a nominee may exercise its discretion to vote your shares in routine matters (Proposal 2 – Ratification of Independent Registered Public Accounting Firm) but not for non-routine matters (Proposals 1 and 3).

How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The Company’s Third Amended and Restated By-laws (the “By-laws”) provide for a majority voting standard in uncontested elections of directors. Under the By-laws, in an uncontested election, a director nominee must receive a majority of the votes cast for such nominee’s election (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee, with “abstentions” and “broker non-votes” not counting as a vote cast either “for” or “against” that nominee’s election) in order to be elected. Director nominees are required to agree to submit a resignation to the Board, which would be effective if the number of shares voted “against” a director exceeds the number of shares voted “for” such director in any election. In such an event, the Board shall decide, through a process managed by the Nominating, Governance and Corporate Responsibility Committee, whether to accept the resignation. A contested election will generally include any situation in which the Company receives a notice that a stockholder has nominated a person for election to the Board at a meeting of stockholders. A plurality voting standard continues to apply in contested director elections.

The following table summarizes the vote threshold required for approval of each proposal, assuming a quorum is present, and the effect on the outcome of the vote of abstentions and broker non-votes.

Proposal Number	Item	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	To elect the 12 director nominees listed herein to serve until the 2023 annual meeting of shareholders and until their respective successors have been duly elected and qualified	Majority of votes cast at the meeting upon the election	No effect	Not voted/No effect

2	To ratify the appointment of the independent registered public accounting firm	Majority of shares present and entitled to vote on the matter	Counted “Against”	No broker non-votes; shares may be voted by brokers in their discretion

3	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers	Majority of shares present and entitled to vote on the matter	Counted “Against”	Not voted/No effect

Signed but unmarked proxy cards will be voted in accordance with the recommendation of the Board: “for” each of the director nominees listed herein, “for” Proposal No. 2 (Ratification of Appointment of Independent Registered Public Accounting Firm) and “for” Proposal No. 3 (Approval of Compensation Paid to Our Named Executive Officers).

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How do I vote if I own shares as a record holder?

If your name is registered on Aramark’s shareholder records as the owner of shares, you are the “record holder.” If you hold shares as a record holder, there are four ways that you can vote your shares.

•

Over the Internet. Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Standard Time on Monday, January 31, 2022. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

•	You will need the 16-digit number included on your Notice of Internet Availability or your proxy card (if you received a paper copy of the proxy materials) to obtain your records and to vote.

•

By telephone. You can vote by calling 1-800-690-6903. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Standard Time on Monday, January 31, 2022. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•	You will need the 16-digit number included on your Notice of Internet Availability or your proxy card (if you received a paper copy of the proxy materials) in order to vote by telephone.

•

By mail. If you received a paper copy of the proxy materials, mark your voting instructions on the proxy card and sign, date and return it in the postage-paid envelope provided. If you received only a Notice of Internet Availability but want to vote by mail, the Notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 11:59 p.m. Eastern Standard Time on Monday, January 31, 2022.

•

Online at the Annual Meeting. You may vote and submit questions while attending the Annual Meeting online via live audio webcast. Shares held in your name as the stockholder may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/ARMK2022 during the meeting.

•

You will need the 16-digit number included on your Notice of Internet Availability or your proxy card (if you received a paper copy of the proxy materials) in order to be able to vote and enter the meeting.

•

Even if you plan to attend the Annual Meeting online, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

How do I vote if my Aramark shares are held by a bank, broker or custodian?

If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a Notice of Internet Availability or a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone. Unless you provide voting instructions, your shares may not be voted on any matter except for ratifying the appointment of our independent auditors. To ensure that your shares are counted in the other proposals to come before the Annual Meeting, we encourage you to provide instructions on how to vote your shares. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before it is voted at our annual meeting. If you are a record holder, you may:

•

Write to the Corporate Secretary at Aramark, 2400 Market Street, Philadelphia, Pennsylvania 19103. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 3:00 p.m. Eastern Standard Time on Monday, January 31, 2022;

•

Send a new proxy card with a later date than the card submitted earlier (which automatically revokes the earlier proxy). We must receive your new proxy card before 11:59 p.m. Eastern Standard Time on Monday, January 31, 2022;

•	Enter new instructions by telephone or Internet voting before 11:59 p.m. Eastern Standard Time on Monday, January 31, 2022; or

•	Vote online at the Annual Meeting.

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If you hold your shares in street name, you may:

•	Submit new voting instructions in the manner provided by your bank, broker or other custodian; or

•	Contact your bank, broker or other custodian to request a proxy to vote online at the Annual Meeting.

Who will count the votes? Is my vote confidential?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as Inspectors of Election. The vote will be certified by the Company’s Inspector of Election. During the proxy solicitation period, the Company will receive vote tallies from time to time, but such tallies will provide aggregate figures rather than names of shareholders. Individual proxy voting and voting instructions will be kept confidential by Broadridge and will not be provided to the Company.

Who pays for the proxy solicitation and how will Aramark solicit votes?

Aramark pays the cost of preparing our proxy materials and soliciting your vote. We have engaged Okapi Partners LLC to assist with the solicitation of proxies for an estimated fee of $18,500 plus expenses. Aramark will reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. Proxies may be solicited on our behalf by our directors, officers, employees and agents, without additional remuneration, by telephone, electronic or facsimile transmission or in person.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC. The Form 8-K will be available online at www.Aramark.com within four business days following the end of our Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on Tuesday, February 1, 2022: This proxy statement, along with our Annual Report for the fiscal year ended October 1, 2021, are available free of charge on www.proxyvote.com.

2023 ANNUAL SHAREHOLDERS MEETING

When do you expect to hold the 2023 annual meeting of Shareholders?

We expect to hold the 2023 annual meeting on or around February 3, 2023, at a time and location to be announced later. The Board may change this date in its discretion.

How can I submit a recommendation of a director candidate for the 2023 Annual Meeting of Shareholders?

Shareholders who wish to submit director candidates for consideration by the Nominating Committee for election at our 2023 Annual Meeting of Shareholders may do so by submitting in writing such candidates’ names, along with the other information set forth in our By-laws, to the Corporate Secretary, at Aramark, 2400 Market Street, Philadelphia, PA 19103. All director candidates recommended by shareholders will be evaluated in the same manner as all other director candidates, regardless of who recommended the candidate.

How can I nominate a director or submit a Shareholder proposal for the 2023 Annual Meeting of Shareholders?

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2023 Annual Meeting of Shareholders must submit their proposals to the Corporate Secretary, at Aramark, 2400 Market Street, Philadelphia, PA 19103. Proposals must be received on or before August 25, 2022. In addition, all shareholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2023 Annual Meeting of Shareholders.

Pursuant to our proxy access By-law provision, a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least 3% of the Company’s outstanding common shares, may nominate and

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include in the Company’s annual meeting proxy materials up to the greater of two directors or 20% of the number of directors serving on the Board, if the shareholder(s) and the nominee(s) meet the requirements specified in our By-laws. Notice of director nominations submitted under the proxy access By-law provision for the 2023 Annual Meeting of Shareholders must be received by the Corporate Secretary no earlier than October 4, 2022 and no later than November 3, 2022.

In addition, the Company’s By-laws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors, to be brought before an annual meeting of shareholders. In accordance with our By-laws, for a matter not included in our proxy materials to be properly brought before the 2023 Annual Meeting of Shareholders, a Shareholder’s notice of the matter that the Shareholder wishes to present must be delivered to the Corporate Secretary, at Aramark, 2400 Market Street, Philadelphia, PA 19103, not less than 90 nor more than 120 days prior to the first anniversary of the 2022 Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than October 4, 2022, and no later than November 3, 2022. If the date of the 2023 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of the 2022 Annual Meeting, notice must be received not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Copies of the Company’s By-laws may be obtained free of charge by contacting our Investor Relations Department, at Aramark, 2400 Market Street, Philadelphia, Pennsylvania, 19103, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

Company Documents and Communications

How do I obtain copies of Aramark’s corporate governance and other company documents?

The Corporate Governance Guidelines, committee charters and Aramark’s code of ethics contained in its Business Conduct Policy are posted at www.aramark.com/investorrelations/corporategovernance. In addition, these documents are available in print without charge to any Shareholder who submits a written request to the Corporate Secretary at the address listed above.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.aramark.com) and click on “Investor Relations”. Copies of our proxy statement, form of proxy and our Annual Report for the year ended October 1, 2021, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to: Investor Relations, Aramark, 2400 Market Street, Philadelphia, PA 19103. You may also contact our Investor Relations Department at Aramark, 2400 Market Street, Philadelphia, Pennsylvania, 19103, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

How can I communicate with the Board?

Shareholders and interested parties may contact any director, the Board, the Audit, Nominating or Compensation Committees, or the non-management or independent members of the Board as a group by addressing the particular person or group in care of the General Counsel of Aramark, 2400 Market Street, Philadelphia, PA 19103, who will forward such communications to the addressee.

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Annex A

Reconciliation of GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide additional financial information that is meaningful and uses these measures to help evaluate operational results and make financial, operating and planning decisions. We believe these non-GAAP measures should be considered by investors and others when reviewing the Company’s performance.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)

Adjusted Revenue (Organic) represents revenue growth, adjusted to eliminate the effects of the Next Level acquisition and the impact of currency translation.

Adjusted Operating Income

Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of the Next Level acquisition; merger and integration related charges and other items impacting comparability.

Adjusted Operating Income (Constant Currency)

Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net (Loss) Income

Adjusted Net (Loss) Income represents net (loss) income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of the Next Level acquisition; the effect of divestitures (including the gain on the sale); merger and integration related charges; asset impairments; tax reform related employee reinvestments; advisory fees related to shareholder matters; the estimated impact of the 53rd week; gain on equity investment; loss on defined benefit pension plan termination; the effects of refinancings on interest and other financing costs, net, less the tax impact of these adjustments; the tax benefit attributable to the former CEO’s equity award exercises; the tax impact related to shareholder contributions; the impact of tax legislation and other items impacting comparability. The tax effect for adjusted net (loss) income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net (loss) income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net (Loss) Income (Constant Currency)

Adjusted Net (Loss) Income (Constant Currency) represents Adjusted Net (Loss) Income adjusted to eliminate the impact of currency translation.

Adjusted (Loss) Earnings Per Share

Adjusted (Loss) Earnings Per Share represents Adjusted Net (Loss) Income divided by diluted weighted average shares outstanding.

Adjusted (Loss) Earnings Per Share (Constant Currency)

Adjusted (Loss) Earnings Per Share (Constant Currency) represents Adjusted (Loss) Earnings Per Share adjusted to eliminate the impact of currency translation.

Free Cash Flow

Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

Net New Business

Net New Business is an internal statistical metric used to evaluate Aramark’s new sales and retention performance. The calculation is defined as the annualized value of gross new business less the annualized value of lost business.

We use Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net (Loss) Income (including on a constant currency basis), Adjusted (Loss) Earnings Per Share (including on a constant currency basis) and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating (loss) income, net (loss) income, or (loss) earnings per share, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net (Loss) Income, Adjusted (Loss) Earnings Per Share and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Annex-1

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN

(Unaudited) ($ In thousands)

Fiscal 2021

Revenue (as reported)	$12,095,965

Effect of Currency Translation	(168,393)

Effect of Next Level Acquisition	(108,915)

Adjusted Revenue (Organic)	$11,818,657

Operating Income (as reported)	$191,444

Amortization of Acquisition-Related Intangible Assets	116,527

Severance and Other Charges	(13,332)

Merger and Integration Related Charges	22,169

Effect of Next Level Acquisition	(3,191)

Gains, Losses and Settlements impacting comparability	(21,396)

Adjusted Operating Income	$292,221

Effect of Currency Translation	(4,016)

Adjusted Operating Income (Constant Currency)	$288,205

Adjusted Operating Income Margin (Constant Currency)	2.44%

Annex-2

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED REVENUE COMPARISON TO FISCAL 2019

(Unaudited) ($ in thousands)

	Three Months Ended 10/1/2021	Three Months Ended 9/27/2019

Revenue (as reported)	$3,551,264	$3,951,244

Effect of Next Level Acquisition	(85,557)	—

Effect of Currency Translation*	(13,400)	—

Adjusted Revenue (Organic)	$3,452,307	$3,951,244

Revenue as a Percentage of Fiscal 2019 Revenue (as reported)	89.88%

Adjusted Revenue as a Percentage of Fiscal 2019 Adjusted Revenue (Organic)	87.37%

*

For the three month period of October 1, 2021, the effect of currency translation reflects constant foreign currency exchange rates based on the rates in effect for the comparable period of three months ended September 27, 2019.

Annex-3

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED NET (LOSS) INCOME & ADJUSTED (LOSS) EARNINGS PER SHARE

(Unaudited) (In thousands, except per share amounts)

	Fiscal 2021	Fiscal 2020	Fiscal 2019

Net (Loss) Income Attributable to Aramark Stockholders (as reported)	$(90,833)	$(461,529)	448,549

Adjustment:

Amortization of Acquisition-Related Intangible Assets	116,527	116,524	117,044

Severance and Other Charges	(13,332)	152,717	58,447

Effect of Next Level Acquisition	(3,191)	—	—

Merger and Integration Related Charges	22,169	28,868	36,068

Goodwill Impairment	—	198,600	—

Gain on sale of Healthcare Technologies	—	—	(156,309)

Tax Reform Related Employee Reinvestments	—	1,423	74,894

Advisory Fees related to Shareholder Matters	—	—	7,661

Estimated Impact of 53rd Week	—	6,973	—

Gains, Losses and Settlements impacting comparability	(21,396)	61,235	60,464

Gain on Equity Investment	(137,934)	—	—

Loss on Defined Benefit Pension Plan Termination	60,864	—	—

Effects of Refinancing and Other on Interest and Other Financing Costs, net	20,238	20,883	2,219

Effect of Tax Legislation on (Benefit) Provision for Income Taxes	(11,968)	(58,437)	(12,126)

Tax Impact Related to Shareholder Transactions	—	(18,221)	—

Tax Impact of Adjustments to Adjusted Net (Loss) Income	(17,470)	(90,964)	(73,156)

Adjusted Net (Loss) Income	$(76,326)	$(41,928)	563,755

Effect of Currency Translation, net of Tax	(5,097)	(3,758)	8,846

Adjusted Net (Loss) Income (Constant Currency)	$(81,423)	$(45,686)	572,601

(Loss) Earnings Per Share (as reported)

Net (Loss) Income Attributable to Aramark Stockholders (as reported)	$(90,833)	$(461,529)	448,549

Diluted Weighted Average Shares Outstanding	254,748	251,828	252,010

	$(0.36)	$(1.83)	1.78

Adjusted (Loss) Earnings Per Share

Adjusted Net (Loss) Income	$(76,326)	$(41,928)	563,755

Diluted Weighted Average Shares Outstanding	254,748	251,828	252,010

	$(0.30)	$(0.17)	2.24

Adjusted (Loss) Earnings Per Share (Constant Currency)

Adjusted Net (Loss) Income (Constant Currency)	$(81,423)	$(45,686)	572,601

Diluted Weighted Average Shares Outstanding	254,748	251,828	252,010

	$(0.32)	$(0.18)	2.27

Annex-4

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(Unaudited) ($ in thousands)

	Fiscal Year Ended 10/1/2021	Fiscal Year Ended 10/2/2020

Net Cash provided by operating activities	$657,079	$176,682

Net purchases of property and equipment and other	(375,344)	(364,434)

Free Cash Flow	$281,735	$(187,752)

Change	$469,487

Annex-5

ARAMARK

2400 MARKET STREET

PHILADELPHIA, PA 19103

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Standard Time on January 31, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ARMK2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Standard Time on January 31, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by 11:59 p.m. Eastern Standard Time on January 31, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D63634-P64084 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  ARAMARK

The Board of Directors recommends you vote FOR each of the director nominees listed below.

1.	Election of Directors	For	Against	Abstain
Nominees:
	1a. Susan M. Cameron	☐	☐	☐

	1b. Greg Creed	☐	☐	☐

	1c. Richard W. Dreiling	☐	☐	☐

	1d. Daniel J. Heinrich	☐	☐	☐

	1e. Bridgette P. Heller	☐	☐	☐

	1f. Paul C. Hilal	☐	☐	☐

	1g. Kenneth M. Keverian	☐	☐	☐

	1h. Karen M. King	☐	☐	☐

	1i. Patricia E. Lopez	☐	☐	☐

	1j. Stephen I. Sadove	☐	☐	☐

	1k. Arthur B. Winkleblack	☐	☐	☐

	1l. AJohn J. Zillmer	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3.		For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as Aramark’s independent registered public accounting firm for the fiscal year ending September 30, 2022.	☐	☐	☐

3.	To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be held on February 1, 2022:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D63635-P64084

Aramark

Annual Meeting of Shareholders

February 1, 2022, 10:00 AM EST

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) John J. Zillmer, Lauren A. Harrington, and Harold B. Dichter, and each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Aramark that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Eastern Standard Time, on February 1, 2022, live via the internet at www.virtualshareholdermeeting.com/ARMK2022, and any adjournment or postponement thereof and further authorize(s) such proxies to vote in his/her discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side